EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”), dated April 2, 2019 (the “Effective Date”), is by and between TPT Global Tech, Inc., a Florida corporation having its principal offices located at 501 West Broadway, Suite 800, San Diego, California 92101 (“Purchaser”) and SpeedConnect LLC (“Seller”), a Michigan limited liability company, having its principal offices located at 455 North Main Street, Frankenmuth, Michigan 48734. Seller and Purchaser each referred to herein as a “Party”, and collectively the “Parties”.

WHEREAS, Seller is engaged in the business of, among other things, providing wireless broadband internet services to residential and business customers (the “Business”); and

WHEREAS, Seller wishes to sell and assign to Purchaser, and Purchaser wishes to purchase and assume from Seller substantially all of the assets and certain liabilities of the Business (other than the Spectrum Assets as defined herein), subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

ADDITIONAL DEFINITIONS

1.1.            Defined Terms. Terms used in this Agreement have the meanings assigned to them in Schedule 1.1 of the Disclosure Schedules.

ARTICLE II

PURCHASE AND SALE

2.1       Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, with the exception of the Excluded Assets, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of all Encumbrances, all of Seller's right, title and interest in, to and under all of the assets, properties and rights of Seller, to the extent that such assets, properties and rights exist as of the Closing Date and relate to the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)       all of Seller’s rights and interests to its customer lists and relationships, including, without limitation, those listed on Schedule 2.1(a);

(b)       all accounts receivables, all customer deposits, and all pre-paid items;

(c)       all of Seller’s inventory, equipment and other tangible assets used in connection with the Business, including without limitation, all trucks, vehicles, transmitters, receivers, customers’ premises equipment, modems, antennas, cell site equipment, interconnection

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back haul and data transport equipment, routers, switches, servers and other tangible assets, together with all warranties and guarantees of manufacturers, sellers or suppliers pertaining to the foregoing (to the extent assignable), including, without limitation, those listed on Schedule 2.1(c);

(d)       all intangible assets used in connection with the Business, including without limitation, all websites and website domain rights, telephone numbers, email addresses, software rights, software licenses, and technology used in connection with the Business, together with all United States of America and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names (including, without limitation, the trade name “SpeedConnect”) and all derivatives thereof, logos, brands, business identifies, e-mail addresses, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, designs, inventions, registered and unregistered copyrights and copyright applications, know-how, and trade secrets, all rights with respect to the foregoing, and all other proprietary rights that Seller owns, licenses, uses, or possesses the right to use with respect to the conduct of the Business;

(e)       all of Seller’s rights under all Contracts, whether written or oral, which relate to the Business (other than the Excluded Assets) (the “Assumed Contracts”), and which are listed on Schedule 2.1(e);

(f)       all records, books, manuals and operating data of Seller relating to the Business (provided, however, Seller shall be able to maintain copies thereof for its records);

(g)       all Permits and licenses used in the Business (to the extent transferable); provided, however, with respect to those certain point to point licenses set forth on Schedule 2.1(g) (the “PTP Licenses”), such PTP Licenses will not be assigned, transferred and conveyed to Purchaser until the later of (i) the termination or expiration of the Management Agreement, and (ii) the receipt of all required consents and approvals with respect thereto, including, without limitation, the consents of the licensors thereunder (to the extent required) and the approval of the FCC;

(h)       all software, data, access codes and passwords used in or related to the Business; and

(i)       all other assets of Seller (which are not Excluded Assets) which relate to or are used in connection with the operation of the Business.

2.2       Excluded Assets. Purchaser expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning the following assets or properties of Seller, (the “Excluded Assets”):

(a)       those specific assets, properties, and rights of Seller set forth on Schedule 2.2(a);

(b)       the Spectrum Assets;

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(c)       all cash and cash equivalents, bank accounts and equity interest of Seller;

(d)       all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(e)       all Tax assets of Seller (including any Tax refunds and prepayments);

(f)       all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise; and

(g)       the rights that accrue or will accrue to Seller under the Transaction Documents.

2.3       Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of Seller arising out of or relating to the Business or the Purchased Assets (collectively, the “Assumed Liabilities”):

(a)       all accounts payable of Seller to the extent the same are part of the Working Capital calculation set forth in Section 2.6;

(b)       all liabilities and obligations arising under or relating to the Purchased Assets, including without limitation the Assumed Contracts, to the extent arising on or after the Closing Date; and

(c)       all liabilities and obligations arising out of or relating to Purchaser’s ownership and operation of the Business and the Purchased Assets on or after the Closing Date.

2.4       Excluded Liabilities. Purchaser shall not assume and shall not be responsible to pay, perform or discharge any liabilities or obligations of Seller other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including, without limitation:

(a)       any liabilities or obligations of Seller set forth on Schedule 2.4;

(b)       all liabilities or obligations arising under the Spectrum Assets; and

(c)       all liabilities arising prior to the Closing Date that are not Assumed Liabilities.

2.5       Purchase Price.

(a)       The aggregate purchase price for the Purchased Assets shall be Two Million and 00/100 Dollars ($2,000,000.00) (the “Preliminary Purchase Price”), plus the assumption of the Assumed Liabilities, plus or minus the Working Capital adjustment, if any, provided for in Section 2.6 (collectively, the “Purchase Price”), payable as follows:

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i.       Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be paid by Purchaser to Seller as a deposit by wire transfer of immediately available funds to an account designated in writing by Seller concurrently with the execution of this Agreement (the “Deposit”), and said Deposit shall be held by Seller and applied to the Purchase Price upon Closing (as hereinafter defined), except as hereinafter provided. The Deposit shall be promptly refunded to the Purchaser in the event this Agreement is terminated for any reason or not consummated by the Outside Closing Date; provided, however, notwithstanding the foregoing, the Deposit shall not be refunded to Purchaser and shall be forfeited by Purchaser (and thereby retained by Seller) if the Seller terminates this Agreement pursuant to Sections 9.1(b)(i), (ii) or (iv) hereof.

ii.       The Preliminary Purchase Price (less the Deposit) shall be paid by Purchaser to Seller on the Closing Date as follows:

A.       Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be paid by Purchaser to Seller on the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller; and

B.       Purchaser shall execute and deliver to Seller on the Closing Date a promissory note in the principal amount of One Million and 00/100 Dollars in the form attached hereto as Exhibit F (the “Promissory Note”), which Promissory Note shall provide for the payment of such principal amount, together with interest thereon at the rate of ten (10%) percent per annum, in two (2) equal installments of principal in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) each, plus accrued and unpaid interest thereon, payable on those dates which are thirty (30) and sixty (60) days following the Closing. The Purchaser’s obligations under the Promissory Note (and the Purchaser’s obligations under Section 7.6 hereof) shall be secured by a first lien and security interest on all of the assets of the Purchaser pursuant to a Security Agreement in the form attached hereto as Exhibit G (the “Security Agreement”). The Purchaser’s obligations under the Promissory Note shall also be personally guaranteed by Stephen J. Thomas, III pursuant to that certain Guarantee in the form attached hereto as Exhibit H (the “Guaranty”).

2.6        Working Capital Adjustment.

(a)         It is hereby agreed and understood that the Preliminary Purchase Price is based, in part, on the Seller having an aggregate Working Capital equal to the Working Capital Target on the Closing Date. Accordingly, the Preliminary Purchase Price is to be adjusted pursuant to the procedures set forth herein if it is determined that, as of the Closing Date, the aggregate Working Capital is (or was) greater or less than the Working Capital Target.

(b)         As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Purchaser will prepare and deliver to Seller a draft consolidated balance sheet (the “Draft Closing Date Balance Sheet”) for the Business as of the close of business on the Closing Date, together with reasonable documentary support for all of the items set forth in the Draft Closing Date Balance Sheet. Purchaser will prepare the Draft Closing Date Balance Sheet, which

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shall be prepared in accordance with GAAP and in a manner consistent with Schedule 2.6(b). The Draft Closing Balance Sheet shall set forth Purchaser’s position with respect to (A) the actual amount of Working Capital of the Business on the Closing Date (the “Final Working Capital”), (B) the amount by which the Final Working Capital either (1) exceeds the Working Capital Target (such amount, the “Final Working Capital Excess”) or (2) is less than the Working Capital Target (such amount, the “Final Working Capital Shortfall”) and (C) a revised calculation of the Purchase Price based on the Final Working Capital. Following delivery of the Draft Closing Date Balance Sheet, Purchaser shall promptly provide to Seller access to or copies of all books and records and underlying documents and other information as Seller shall reasonably request from time to time in connection with Seller’s review of the Draft Closing Date Balance Sheet.

(c)         If Seller has any objections to the Draft Closing Date Balance Sheet (including any objections to Purchaser’s calculation of Final Working Capital, the Final Working Capital Excess or Final Working Capital Shortfall, as applicable, or the revised calculation of the Purchase Price), Seller shall deliver a detailed statement describing its objections to Purchaser within thirty (30) days after receiving the Draft Closing Date Balance Sheet. Purchaser and Seller shall use reasonable efforts to resolve any such objections themselves. If Purchaser and Seller do not reach a final resolution within thirty (30) days after Purchaser has received the statement of objections, the dispute shall be resolved in accordance with Section 2.7. If Seller does not deliver to Purchaser such notice of objection within such twenty (20)-day period, the Draft Closing Date Balance Sheet shall be deemed to have been accepted and agreed to by Seller in the form in which it was delivered and the amount of the Final Working Capital shall be final and binding upon the parties. The “Closing Date Balance Sheet” shall mean the Draft Closing Date Balance Sheet together with any revisions thereto, if any, as finally resolved pursuant hereto, and the term “Closing Date Working Capital” shall mean the amount of Working Capital as finally resolved pursuant hereto.

(d)         If the Closing Date Balance Sheet indicates an underpayment to Seller at the Closing (including due to the Final Working Capital exceeding the Estimated Working Capital) (such amount by which Seller was underpaid, the “Working Capital Excess”), Purchaser shall, within ten (10) days of such final determination, pay an aggregate amount equal to the Working Capital Excess to Seller by wire transfer of immediately available funds.

(e)         If the Closing Date Balance Sheet indicates an overpayment to Seller at the Closing (including due to the Final Working Capital being less than the Estimated Working Capital) (such amount by which Seller was overpaid, the “Working Capital Shortfall”), Seller shall, within ten (10) days of such final determination, pay an aggregate amount equal to the Working Capital Shortfall to Purchaser by wire transfer of immediately available funds.

2.7       Dispute Procedures.

(a)            In the event of any continued dispute or objection pursuant to Section 2.6, Purchaser and Seller shall engage Plante Moran, or if such firm is unable or unwilling to perform services pursuant to this Section 2.7, such other national or regional independent certified public accounting firm as Purchaser and Seller may mutually agree (the “Accounting Firm”).

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(b)            The Accounting Firm shall, as promptly as possible, but in any event within thirty (30) days after the date of its engagement, resolve any remaining objections. The Accounting Firm shall be bound by the provisions of this Agreement and may not revise any element of the Draft Closing Balance Sheet that is not being disputed or assign a value to any disputed element greater than the greatest value for such item claimed by either Purchaser or Seller or less than the smallest value for such item claimed by either Party. The determination of the Accounting Firm shall be set forth in writing and shall be conclusive and binding upon the Purchaser and Seller. Purchaser and Seller shall promptly revise the Draft Closing Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.7.

(c)            In the event Purchaser and Seller submit any unresolved objections to the Accounting Firm for resolution as provided in herein, Purchaser and Seller shall share responsibility for the fees and expenses of the Accounting Firm as follows:

i.                        if the Accounting Firm resolves all of the remaining objections in favor of Purchaser (the Final Working Capital so determined is referred to herein as the “Low Value”), Seller shall be responsible for all of the fees and expenses of the Accounting Firm;

ii.                        if the Accounting Firm resolves all of the remaining objections in favor of Seller (the Final Working Capital or Contingent Payment, as applicable, so determined is referred to herein as the “High Value”), Purchaser shall be responsible for all of the fees and expenses of the Accounting Firm; and

iii.                        if the Accounting Firm resolves some of the remaining objections in favor of Purchaser and some objections in favor of Seller (the Final Working Capital so determined by the Accounting Firm or by agreement of Purchaser and Seller is referred to herein as the “Actual Value”), Seller shall be responsible for that fraction of the fees and expenses of the Accounting Firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Purchaser shall be responsible for the remainder of the fees and expenses.

2.8       Allocation of Purchase Price. The allocation of the Purchase Price among the Purchased Assets shall be as set forth on Schedule 2.6 attached hereto (the “Allocation Schedule”). Seller and Purchaser agree to file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule.

2.9       Management Agreement. At the Closing, the Purchaser and Seller shall enter into the Management Agreement in the form of Exhibit E attached hereto (“Management Agreement”).

2.10       Non-assignable Assumed Contracts. Notwithstanding anything to the contrary in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Purchaser of any Assumed Contracts would constitute a breach or default thereunder or require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement, and such consent, authorization, approval or waiver shall not have been obtained

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prior to the Closing, the Closing shall occur notwithstanding the foregoing or anything herein to the contrary without any adjustment to the Purchase Price on account thereof. In such event, following the Closing, Seller and Purchaser shall use commercially reasonable efforts, and shall reasonably cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release to assign and novate all liabilities and obligations under any and such Assumed Contracts or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, the Purchaser shall receive the benefit of such Assumed Contracts and Purchaser shall be solely responsible and have the burden of all liabilities and obligations of such Assumed Contracts from and after the Closing Date; provided, however, that neither Seller nor Purchaser shall be required to pay any material consideration therefor. Pending receipt of any such consent, authorization, approval or waiver, or release, Purchaser shall assume sole responsibility for the performance of all obligations under each of the Assumed Contracts unless and until the countervailing party takes any material action to prevent Purchaser from receiving the benefit of any such Assumed Contracts.

ARTICLE III

CLOSING

3.1       Closing. Upon the terms and subject to the conditions hereof, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place via electronic and overnight deliveries, or as the parties mutually agree, on the fifth business day after the date on which all conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived, or at such other time and place as the parties agree; provided, however, that the Closing shall not occur any later than June 30, 2019 (the “Outside Closing Date”). The date upon which the Closing occurs is herein referred to as the “Closing Date”.

3.2       Closing Deliverables.

(a)       At the Closing, Seller shall deliver to Purchaser the following: (i) a Bill of Sale in the form of Exhibit B attached hereto (“Bill of Sale”) and duly executed by Seller; (ii) an Assignment and Assumption Agreement in the form of Exhibit C attached hereto (“Assignment and Assumption Agreement”) duly executed by Seller; (iii) the Consulting Agreement in the form of Exhibit D attached hereto (“Consulting Agreement”) duly executed by John Ogren; (iv) the Management Agreement duly executed by Seller; (v) a certificate of the Chief Executive Officer (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the governing body of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transaction contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all resolutions adopted in connection with the transactions contemplated hereby and thereby certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and (vi) Employment Agreements between the Purchaser and each of Mike Denny, Randy Valentine, and Mary Kay Lucio (“Employees”) in the form of Exhibit F attached hereto (“Employment Agreements”), duly executed by the Employees.

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(b)        At Closing, Purchaser shall deliver to Seller the following: (i) Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the Purchase Price pursuant to Section 2.5(a)(ii); (ii) the Promissory Note, Security Agreement and Assignment and Assumption Agreement duly executed by Purchaser; (iii) the Consulting Agreement duly executed by Purchaser; (iv) the Management Agreement duly executed by Purchaser; (v) a certificate of the Chief Executive Officer (or equivalent officer) of Purchaser certifying that attached thereto are true and complete copies of all resolutions adopted by the governing body of Purchaser authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transaction contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all resolutions adopted in connection with the transactions contemplated hereby and thereby certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; (vi) the Employment Agreements duly executed by Purchaser; and (vii) the Guarantee duly executed by Stephen J. Thomas, III.

ARTICLE IV

REPRESENTATION AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules, Seller represents and warrants to Purchaser that the statements contained in this Article IV are true and correct as of the date hereof.

4.1       Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Michigan and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

4.2       Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as

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such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.

4.3       No Conflicts; Consents. Except as set forth in Schedule 4.3 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Assumed Contract; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have Material Adverse Effect.

4.4       Financial Statements. Copies of the Seller’s audited financial statements consisting of the balance sheet of the Business as at December 31 in each of the years 2015 and 2016 and the related statements of income and retained earnings, member' equity and cash flow for the years then ended (the “Audited Financial Statements”), and internally prepared financial statements consisting of the balance sheet of the Business for year-ends December 31, 2017 and 2018, and the related statements of income and retained earnings, members’ equity and cash flow for the periods then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are attached to Schedule 4.4 of the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes. The Financial Statements fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated.

4.5       Title to Tangible Personal Property. Except as set forth in Schedule 4.5 of the Disclosure Schedules, Seller has good and valid title to, or a valid leasehold interest in, the Purchased Assets, free and clear of all Encumbrances other than those Encumbrances which Seller will cause to be discharged at the Closing as set forth on Schedule 4.5 of the Disclosure Schedules.

4.6       Real Property.

(a)       Seller does not own any real property. Schedule 4.6(a) of the Disclosure Schedules lists all real property leased by Seller and used in connection with the Business, including without limitation, tower leases (collectively, the “Leased Real Property”), and a list

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of all leases for each Leased Real Property (collectively, the “Leases”). Seller has not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

(b)       Except as set forth on Schedule 4.6(b) of the Disclosure Schedules, (i) all of the Leases are in full force and effect and enforceable against the other parties thereto in accordance with their terms; (ii) all rent and other amounts payable or otherwise due thereunder prior to the Closing Date have been or will be duly paid prior to Closing; (iii) no event has occurred or circumstance exists which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default by Seller under any of the Leases, and to Seller’s Knowledge, no event has occurred or circumstance exists that, with the giving of notice or the lapse of time or both, would constitute a default or an event of default under any of the Leases by any other party thereto.

4.7       Personal Property Leases.

(a)       Schedule 4.7(a) of the Disclosure Schedules set forth a list and brief description of every lease or agreement (including in each the name of the lessee and lessor, the monthly rentals payable, the expiration dates thereof, the details of any options to renew and to purchase thereunder, the property covered thereby, and whether any action, consent or notice is required as a result of this Agreement) under which Seller is a lessee of, or primarily or secondarily liable under, or holds or operates, any personal property owned by a third party and used in the Business (the “Personal Property Leases”).

(b)       Except as set forth in Schedule 4.7(b) of the Disclosure Schedules, (i) all of the Personal Property Leases are in full force and effect and enforceable against the other parties thereto in accordance with their terms; (ii) all rent and other amounts payable or otherwise due thereunder prior to the Closing Date have been or will be duly paid prior to Closing; and (iii) no event has occurred or circumstance exists which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default by Seller under any of the Personal Property Leases, and to Seller’s Knowledge, no event has occurred or circumstance exists that, with the giving of notice or the lapse of time or both, would constitute a default or an event of default under any of the Personal Property Leases by any other party thereto.

4.8       Employees. Schedule 4.8 of the Disclosure Schedules sets forth a complete and accurate list of all employees of Seller as of the Closing Date (“Employees”), showing for each: name, hire date, current job title or description, current compensation rate and any bonus, commission or other remuneration paid during the most recently completed fiscal year.

4.9        Employment Matters.

(a)       Schedule 4.9(a) of the Disclosure Schedules contains a list of each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option,

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restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more Employees, former employees of the Business, current or former directors of the Business or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits (as listed on Schedule 4.9(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b)       Each Benefit Plan as to which Seller may have any liability complies in all material respects with all applicable provisions of the ERISA, including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

(c)       Seller is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of the Employees and there has not been, nor, to Seller's Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of the Employees.

4.10       Legal Proceedings. Except as set forth on Schedule 4.10 of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities, which, if determined adversely to Seller, would result in a Material Adverse Effect.

4.11       Compliance with Laws. Except as set forth on Schedule 4.11 of the Disclosure Schedules, Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

4.12       Permits. All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect.

4.13       Tax Matters. Except as set forth in Schedule 4.13: (i) Seller has timely filed all applicable federal, state and local tax returns, sales tax returns, escheat or unclaimed property returns, informational returns, reports and declarations of estimated tax required to be filed by it (without regard to extensions of time permitted by law, regulation or otherwise) with respect to all taxes applicable to that Seller and its business (the “Seller Tax Returns”); (ii) no claim has been made by any authority in a jurisdiction where Seller does not file Seller Tax Returns that Seller is or may be subject to taxation by that jurisdiction; (iii) Seller has timely paid all taxes owing by it

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except taxes which have not yet become due and payable and for which adequate provision has been made in the Financial Statements; (iv) all taxes which Seller is required to withhold or collect have been properly withheld or collected and paid over or are being paid over to proper governmental authorities, as required; (v) no waiver of any statute of limitations has been given or is in effect with respect to any Seller Tax Returns or taxes for which Seller is or may be liable; (vi) Seller’s Tax Returns filed are accurate and complete; and (vii) there are no tax liens on any of the assets or properties of Seller. Neither the Internal Revenue Service nor any other taxing authority has requested to examine or audit any Seller Tax Returns or has asserted, is now asserting or threatening to assert against Seller, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and no basis exists for such an assertion.

4.14       Intellectual Property.

(a)       Except as listed on Schedule 4.14(a) to the Disclosure Schedules, there are no trademarks, trade names, brand names, service marks, patents or copyrights material to or used in Seller’s business. Except as shown on Schedule 4.14(a) to the Disclosure Schedules, no person has a right to receive a royalty with respect to any of the foregoing, and Seller has no licenses granted by or to it and Seller is not a party to any other agreement, relating in whole or in part to any items in the foregoing categories.

(b)       All of such trademarks, trade names, brand names, service marks, patents and copyrights listed on Schedule 4.14(a) to the Disclosure Schedules are in full force and effect, and Seller is not infringing upon, or otherwise violating the rights of any third party with respect to any such trademark, trade name, brand name, service mark, patent or copyright, in each case in a manner which would have a Material Adverse Effect, and no proceedings have been instituted against or claims received by Seller, nor, to Seller’s Knowledge, are any proceedings threatened regarding any such violation, nor does Seller know of any reasonable basis for any such proceeding or claim. All of the foregoing rights and authority of Seller related to the marks identified on Schedule 4.14(a) to the Disclosure Schedules are freely and fully assignable to Purchaser.

4.15       Inventories. All inventories reflected in the Working Capital Target (as amended by the Final Working Capital) are, and as of the Closing Date will be, normal items of inventory carried by the Seller in the Business, and are current, suitable and merchantable at customary prices for the filling of orders in the ordinary course of business, and are not obsolete, damaged or defective. Seller has all right, title and interest in such inventory.

4.16       Contracts. Except as set forth on Schedule 4.16, each of the Assumed Contracts is assignable to Purchaser without the consent of a party other than Purchaser, remains in full force and effect and is otherwise enforceable. Except a set forth on Schedule 4.16, no event has occurred or circumstance exists which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default by Seller or, to Seller’s Knowledge, any third party under any of the Assumed Contracts.

4.17       No Adverse Changes. Except as set forth on Schedule 4.17, since December 31, 2018, Seller has not suffered or incurred any loss, damage, destruction, or other event that has caused or given rise to any Material Adverse Effect.

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4.18       Significant Suppliers. Schedule 4.18 of the Disclosure Schedule sets forth a true and complete list of Seller’s five (5) largest suppliers (each, a “Significant Supplier”). Seller has not received any notice and has no reason to believe that (i) any Significant Supplier has any plan or intention to terminate, cancel, not renew or otherwise material and adversely modify its relationship with Seller, including by materially reducing the products offered to Seller, or (ii) the consummation of the transactions contemplated by this Agreement will adversely affect the relationship with any Significant Supplier.

4.19       Environmental Matters. Seller has not received notification from any governmental authority advising it that any Leased Real Property is in violation of any law relating to hazardous materials or hazardous substances, as those terms may be used in local, state or federal law. None of the Leased Real Property has been used by Seller to handle, treat, store, or dispose of any hazardous or toxic waste or substance, nor is any of such real property, including all soils, ground waters, and surface waters located on, in, or under the real property, known by Seller to be contaminated with pollutants or other substances which contamination may give rise to a clean-up obligation under any law. All operations conducted by Seller on such Leased Real Property have been and are in material compliance with all federal, state, and local laws, permits, licenses, and authorizations related to environmental compliance and control.

4.20       Insurance. Schedule 4.20 lists all insurance policies maintained by Seller for the operation of the Business. All of such insurance policies are in full force and effect, and Seller is not in default in any material respect under any provision contained in any such insurance policy.

4.21       Brokers. Except as set forth in Schedule 4.21, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

4.22       No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Purchaser and its Representatives or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

5.1       Organization. Purchaser is a corporation duly formed and incorporated, validly existing and in good standing under the Laws of the State of Florida.

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5.2 Authority. Purchaser has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3       No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Purchaser; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Purchaser is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby and thereby.

5.4       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

5.5       Solvency. Immediately after giving effect to the transactions contemplated hereby, Purchaser shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own

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property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser or Seller. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

5.6       Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Purchaser's knowledge, threatened against or by Purchaser or any Affiliate of Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

5.7       Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules).

5.8       Sufficient Capital and Financing. Purchaser currently has (and will continue to have at Closing) adequate capital and readily available committed financing to consummate the transactions contemplated by this Agreement and to fulfill all of Purchaser’s obligations hereunder, including, without limitation, the payment of the Deposit, the payment of the obligations under Section 2.5(a)(ii)(A) hereof, the payment of the amounts under Promissory Note and the payment of the obligations under Section 7.6 hereof and the payment of the Assumed Obligations. True and correct copies of documentary evidence of such capital and readily available committed financing are attached as Schedule 5.8 of the Disclosure Schedules. True and correct copies of the personal balance sheet of Stephen J. Thomas, III are also attached as Schedule 5.8 of the Disclosure Schedules.

ARTICLE VI

CONDITIONS TO CLOSING

6.1       Purchaser’s Conditions to Closing. The Purchaser’s obligations to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser in writing in whole or in part):

(a) All of the representations and warranties of the Seller set forth in this Agreement shall have been true and accurate in all material respects as of the execution date of

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this Agreement and as of the Closing Date as if made on each such date (and Seller shall have delivered to Purchaser an officer’s certificate to such effect);

(b) All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects (and Seller shall have delivered to Purchaser an officer’s certificate to such effect);

(c) The Seller shall have caused the documents and instruments required to be delivered to the Purchaser at the Closing to be delivered to the Purchaser;

(d) No preliminary or permanent injunction or other order, decree or ruling issued by a governmental authority, nor any law or regulation promulgated or enacted by any governmental authority, shall be in effect that would impose material limitations on the ability of either party to consummate the transactions contemplated hereby;

(e) No material adverse change shall occur with respect to any of the Assets between the date hereof and the Closing Date; provided, however, Seller’s ongoing loss of customers and new installations due to the wind down of Seller’s sales, marketing and business operations shall not be deemed a material adverse change; and

(f) Purchaser shall have completed it due diligence on the Assets and not terminated this Agreement pursuant to Section 7.1(c) hereof.

(g) Purchaser shall have completed the Audit and not terminated this Agreement pursuant to Section 7.1(d) hereof.

6.2       Seller’s Conditions to Closing. The Seller’s obligations to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller in writing in whole or in part):

(a) All of the representations and warranties of the Purchaser set forth in this Agreement shall have been true and accurate in all material respects as of the execution date of this Agreement and as of the Closing Date as if made on each such date (and Purchaser shall have delivered to Seller an officer’s certificate to such effect);

(b)       All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects (and Purchaser shall have delivered to Seller an officer’s certificate to such effect);

(c)       The Purchaser shall have caused the documents and instruments required to be delivered to the Seller at the Closing to be delivered to the Seller;

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(d)       No preliminary or permanent injunction or other order, decree or ruling issued by a governmental authority, nor any law or regulation promulgated or enacted by any governmental authority, shall be in effect that would impose material limitations on the ability of either party to consummate the transactions contemplated hereby.

ARTICLE VII

COVENANTS

7.1       Covenants Pending Closing.

(a) From and after the date of this Agreement, the parties shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to perform their respective obligations under this Agreement, to cause the conditions to Closing to be satisfied, and to consummate the transactions contemplated hereby as soon as reasonably practicable.

(b)       From and after the date of this Agreement, each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all third parties and vendors that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals.

(c) From and after the date hereof and continuing until that date which is thirty (30) days after the date hereof (the “Investigation Period”), Seller shall afford Purchaser the opportunity to conduct an investigation reviewing the legal, financial, operating and other aspects of the Assets. During the Investigation Period, the Seller shall provide Purchaser and its representatives reasonable access during normal business hours to all of the property, books and records of the Seller relating to the Assets. At any time prior to the expiration of the Investigation Period, Purchaser shall have the absolute right, in its sole discretion and for any reason or no reason, to terminate the investigation and all obligations under this Agreement by giving written notice thereof to the Seller at the address set forth above. In the event of such termination, Seller shall promptly return the Deposit to Purchaser and this Agreement shall become null and void and none of the parties hereto shall have any other or further liability to the other hereunder.

(d)       Concurrently with the execution hereof, Purchaser shall, at Purchaser’s expense, engage an accounting firm reasonably satisfactory to the parties to complete an audit of the Seller’s financial statements for the calendar years ended December 31, 2017 and December 31, 2018 (the “Audit”). Purchaser represents and warrants to Seller that attached hereto as Schedule 7.1(d) of the Disclosure Schedule is a true and complete copy of such engagement agreement. From and after the date hereof and continuing until that date which is sixty (60) days after the date hereof (the “Audit Period”), Seller shall reasonably cooperate with Purchaser (and such accounting firm) and provide reasonable access during normal business hours to all of the property, books and records of the Seller to allow the Audit to be completed within the Audit Period. Purchaser shall use commercially reasonable diligent efforts to cause such Audit to be

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completed within the Audit Period and pay the fees of the accounting firm in accordance with such engagement agreement. In the event that the Audit shows a material adverse change from the internally prepared financial statements for such periods, then at any time prior to the expiration of the Audit Period, Purchaser shall have the absolute right, in its sole discretion to terminate all obligations under this Agreement by giving written notice thereof to the Seller at the address set forth above. In the event that Purchaser ceases such Audit or fails to diligently pursue such Audit at any time during the Audit Period or fails to pay the accounting firm in accordance with such engagement agreement, then Seller shall have the right to terminate this Agreement by giving written notice thereof to Purchaser at the address set forth above. In the event of either such termination, Seller shall promptly return the Deposit to Purchaser and this Agreement shall become null and void and none of the parties hereto shall have any other or further liability to the other hereunder.

(e) From and after the date of this Agreement and continuing until the earlier of the Closing Date or the termination of this Agreement, Seller shall not enter into any agreement, arrangement or understanding to, or otherwise offer or commit to (a) sell, transfer, assign, lease or dispose of any of the Assets or any interest therein or portion thereof, or negotiate therefor, or (b) create, incur or suffer to exist any new lien, encumbrance or other liability on the Assets or any interest therein,

7.2       Employees. Purchaser shall be under no obligation to offer employment to or hire any of Seller’s employees, other than as set forth in Section 3.2(a)(vi) and 3.2(b)(vii).

7.3       Confidentiality. The terms of this Agreement and any information related to Seller and/or the Business shall be kept strictly confidential by the Parties and their Representatives, which confidentiality will survive the Closing or termination of this Agreement for a period of three (3) years; provided however, that the Parties may disclose confidential information to the extent required by law or any governmental authority of competent jurisdiction and to employees, members, agents, attorneys, accountants and advisors as required to perform the obligations under this Agreement.

7.4        Taxes. Seller shall pay in a timely manner all taxes that Seller is responsible for remitting, resulting from or payable in connection with the sale of the Assets pursuant to this Agreement.

7.5        Name Change. Immediately following the Closing, Seller shall file amendments to Seller’s Articles of Organization with the Michigan Secretary of State and any other corporate registry recording its qualification or license to do business changing its corporate name to a name or names that Purchaser reasonably determines is not likely to cause confusion with Seller’s current name or any other name included in the Assets. Seller further agree that, following the Closing, neither Seller nor any of its Affiliates will adopt any name which Purchaser reasonably determines is likely to cause confusion with Seller’s current name for any business and will not otherwise infringe upon the names, or holding themselves out as the successors to the Business.

7.6       Working Capital Funding. On or before that date which is ninety (90) days after the Closing, the Purchaser shall cause the shareholders of the Purchaser to contribute an additional

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One Million and 00/100 Dollars ($1,000,000) to the Purchaser to fund working capital and to ensure that the Assumed Liabilities will be satisfied by Purchaser when due on a timely basis.

ARTICLE VIII

INDEMNIFICATION

8.1       Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

8.2       Indemnification by Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify Purchaser against, and shall hold Purchaser harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Purchaser based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or (iii) any Excluded Asset or any Excluded Liability.

8.3       Indemnification by Purchaser. Subject to the other terms and conditions of this Article VIII, Purchaser shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement; or (iii) any Assumed Liability.

8.4       Certain Limitations. The Party making a claim under this Article VIII is referred to herein as the “Indemnified Party” and the Party against which such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.2 and Section 8.3 shall be subject to the following limitations:

(a)       The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.2 until the aggregate amount of all Losses in respect of indemnification under Section 8.2 exceeds $25,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 8.2, the Indemnifying Party shall not be liable for any individual or series of related Losses less than $1,000 in the aggregate (which Losses shall not be counted toward the Deductible).

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(b)       The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.2 shall not exceed $150,000; provided, however that this liability cap will not apply to Losses arising out of (i) Section 8.2(i) to the extent arising from a breach of the representations and warranties set forth in Sections 4.2, 4.3, 4.5 and 4.13, (ii) Section 8.2(ii) or (iii), (iii) Section 8.3(i) to the extent arising from a breach of the representations and warranties set forth in Sections 5.2 or 5.3, (iv) Section 8.3(ii) or (iii), or (v) fraud or intentional misrepresentation; provided, further, however, in no event shall Seller be liable for an aggregate amount of Losses in excess of the Purchase Price.

(c)       Payments by an Indemnifying Party pursuant to Article VIII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any tax benefits, insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim.

(d)       For purposes of determining whether there has been a breach and the amount of any Losses that are the subject matter of a claim under Sections 8.2(i) or 8.3(i), each representation and warranty in Article IV or Article V will be read without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty; provided, however, that such materiality scrape shall not apply to the determination of a breach the representations and warranties set forth in Section 4.17.

(e)       In no event shall any Indemnifying Party be liable to any Indemnified Party for any damages that are punitive or based on loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or diminution of value or any damages based on any type of multiple.

(f)       Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g)       Seller shall not be liable under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Purchaser had actual knowledge of such inaccuracy or breach prior to the Closing.

8.5       Indemnification Procedures.

(a)       Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this

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Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 8.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 8.5(b)) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)       Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 8.5. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)       Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Indemnified Party's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

8.6       Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as adjustments to the Purchase Price for tax purposes, unless otherwise required by Law.

8.7       Exclusive Remedies. Subject to Section 9.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Article VIII shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.

ARTICLE IX

TERMINATION

9.1       Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date, as follows:

(a)       by the mutual written consent of the Purchaser and the Seller;

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(b) by the Seller (upon written notice thereof to the Purchaser) if (i) there has been a breach by the Purchaser of any covenant, representation or warranty contained in this Agreement and such breach has not been waived by the Seller, or cured by the Purchaser within fifteen (15) days after written notice thereof from Seller, (ii) the Purchaser has not satisfied all of the conditions set forth in Sections 6.2(a), (b) or (c) hereof (except to the extent that the same have been waived in writing by the Seller) by the Outside Closing Date, (iii) the condition set forth in Section 6.2(d) has not been satisfied; or (iv) the Closing shall not have occurred by the Outside Closing Date, so long as the Seller has not breached in any material respect any of its representations, warranties, covenants or other obligations under this Agreement in any manner that proximately contributed to the failure of the Closing to so occur.

(c) by the Purchaser (upon written notice thereof to the Seller) if (i) there has been a breach by the Seller of any covenant, representation or warranty contained in this Agreement and such breach has not been waived by the Purchaser, or cured by the Seller within fifteen (15) days after written notice thereof from the Purchaser, (ii) the Seller has not satisfied all of the conditions set forth in Sections 6.1(a), (b), or (c) hereof (except to the extent that the same have been waived in writing by the Purchaser) by the Outside Closing Date, (iii) any of the conditions set forth in Sections 6.1(d), (e) or (f) have not been satisfied, (iv) Purchaser terminates this Agreement as provided in Section 7.1(c) or Section 7.1(d), or (v) the Closing shall not have occurred by the Outside Closing Date, so long as the Purchaser has not breached in any material respect any of its representations, warranties, covenants or other obligations under this Agreement in any manner that proximately contributed to the failure of the Closing to so occur.

9.2       Effect of Termination. In the event of any termination of this Agreement by the Seller or Purchaser as provided above, the Deposit shall be refunded or forfeited as applicable as set forth in Section 2.5(a)(i), Section 7.1(c) and Section 7.1(d) hereof and this Agreement shall forthwith become void and of no further force and effect, except for any rights of any party relating to any breaches of the representations, warranties or covenants of this Agreement prior to the time of such termination and any provisions hereof which expressly survive termination.

ARTICLE X

MISCELLANEOUS

10.1       Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

10.2       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours

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of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

If to Seller: SpeedConnect LLC

Attn: John Ogren

455 North Main Street

Frankenmuth, MI 48734

Telephone: 248-521-0612

E-mail: john.ogren@me.com

With a copy

(which shall not constitute notice to): Howard & Howard Attorneys PLLC

450 West Fourth Street

Royal Oak, Michigan 48067

Attn: Henry J. Brennan, Esq.

Telephone: 248-723-0353

Facsimile: 248-645-1568

Email: hbrennan@howardandhoward.com

If to Purchaser: TPT Global Tech, Inc. 501 West Broadway, Suite 800

San Diego, California 92101

Attention: Stephen J. Thomas III, CEO

With a copy

(which shall not constitute notice to): Fuller Law Group

Craig D. Fuller

5850 Oberlin Drive, Suite 350

San Diego, CA 92121

Telephone: 858-450-4050

Facsimile: 858-450-4051

Email: cfuller@fullerlawgroup.com

10.3        Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party

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drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

10.4       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.5       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.6       Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

10.7       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

10.8       No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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10.10       Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflicts of laws provisions. Any dispute arising under or related to this Agreement shall be resolved exclusively by binding arbitration to be held in Detroit, Michigan before a single arbitrator appointed by the American Arbitration Association and conducted pursuant to the rules of said Association except that the arbitrator shall commence the hearing regarding the matters in dispute no later than ninety (90) days following his or her appointment and shall render a decision in writing no later than thirty (120) days following his or her appointment. The costs of the arbitration and the fees of the arbitrator shall be shared equally by the Parties, provided, however, that the arbitrator shall have the right to award costs and reasonable attorney’s fees to the prevailing party in the event the arbitrator determines that a position taken by a Party in the arbitration was not substantially justified by the facts or the applicable law. The ruling of the arbitrator shall be final and not subject to appeal. Judgment upon the ruling may be entered by any court of competent jurisdiction.

10.11       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.12       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be on and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.13       Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities and persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective

Date.

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List of Exhibits

Exhibit A – Form of Bill of Sale

Exhibit B – Form of Assignment and Assumption Agreement

Exhibit C – Form of Consulting Agreement

Exhibit D – Form of Management Agreement

Exhibit E – Form of Employment Agreement

Exhibit F - Form of Promissory Note

Exhibit G – Form of Security Agreement

Exhibit H – Form of Guarantee

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EXHIBIT A

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made as of May ____, 2019 by SpeedConnect LLC, a Michigan limited liability company (“Seller”) to TPT Global Tech, Inc., a Florida corporation (“Buyer”).

This Bill of Sale is made pursuant to that certain Asset Purchase Agreement dated March __, 2019 (the “Agreement”) between Seller and Buyer with respect to the Purchased Assets (as defined in the Agreement).

Pursuant to the Agreement, Seller has agreed to transfer, assign, convey and deliver all of its right, title and interest in and to the Purchased Assets free and clear of Encumbrances to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Agreement, Seller hereby transfers, assigns, conveys and delivers unto Buyer all of Seller’s right, title and interest in and to the Purchased Assets free and clear of Encumbrances.

To have and to hold the same unto Buyer, its successors and assigns forever.

This Bill of Sale is made pursuant to (and does not modify) the Agreement, which contains certain representations, warranties and covenants regarding the Purchased Assets. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

The parties agree that transmission of this Bill of Sale with a facsimile or electronic “pdf” signature shall bind Seller in the same manner as if Seller’s original signature had been delivered.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of the date first set forth above.

SELLER:

SpeedConnect LLC

By:____________________________

Name: John Ogren

Title: President & CEO

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), dated as of May __, 2019, by and between SpeedConnect, LLC, a Michigan limited liability company (“Assignor”), and TPT Global Tech, Inc., a Florida Corporation (“Assignee”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Asset Purchase Agreement (as defined below); and

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March __, 2019, pursuant to which Assignor agreed to convey to Assignee, and Assignee agreed to acquire, the Purchased Assets.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions, and agreements hereinafter set forth, the Parties agree as follows:

1.      Assignment. Pursuant to the Asset Purchase Agreement, Assignor, hereby sells, assigns, transfers, conveys, and delivers to Assignee, all of Seller’s right, title and interest in and to the Purchased Assets, including without limitation, the Assumed Contracts.

2.      Assumption. Assignee hereby accepts the foregoing assignment of the Purchased Assets, and hereby assumes and agrees to promptly perform and pay when due all of the Assumed Liabilities.

3.      Terms of Asset Purchase Agreement Control. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, or in any way affect the provisions of the Asset Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Asset Purchase Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Assignor or Assignee set forth in the Asset Purchase Agreement.

4.      Further Assurances. In connection with the Asset Purchase Agreement and this Agreement, the parties hereto covenant and agree to promptly execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or desirable to effectuate and perform more fully the provisions of this Agreement and the assignments and assumptions provided for herein.

5.      Miscellaneous. This Agreement (a) is executed pursuant to the Asset Purchase Agreement and may be executed (including by facsimile transmission) in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument, (b) shall be governed by and construed in accordance with the internal laws of the State of Michigan, without reference to the choice of law principals thereof, and (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, Assignor and Assignee have each caused this Agreement to be duly executed and delivered as of the date first above written.

ASSIGNOR:

SpeedConnect LLC

By: _____________________________

Print Name: John Ogren

Title:        Presiden & CEO

ASSIGNEE:

TPT Global Tech, Inc.

By: _____________________________

Print Name: Stephen J. Thomas, III

Title:        CEO

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EXHIBIT C

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), entered into this ___st day of May, 2019 (the “Effective Date”), is by and between JOHN OGREN (the “Consultant”), an individual, and TPT GLOBAL TECH, INC., a Florida corporation (the “Company”).

WITNESSETH:

NOW THEREFORE, in consideration of the premise and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1.       Consulting Engagement and Term. For a term commencing as of the Effective Date and ending December 31, 2020, the Company shall engage the Consultant to serve the Company in various capacities a described herein. The Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

2.       Duties During Consulting Period.

a.       Except as otherwise expressly provided in Section 2(b) hereof:

i.       Consultant shall serve the Company on a full-time basis; and

ii.       Consultant shall devote his full time, attention and best efforts to the performance of his Consulting Services (as hereinafter defined), and shall faithfully perform, discharge and have broad responsibility and responsibility to perform his assigned duties including, but without limitation, advising and consulting on business financial planning and strategic direction, procurement, installation and management planning for systems, processes and procedures, guidance on human resources procurement, training and motivational systems, marketing strategic direction and effective proven tactic, vendor selections, and overall sales goals, engineering design, topologies, vender selection, expectations, status monitory systems and dashboard feed-back of real time performance and overall management of day to day operation as needed and requested and analysis of and presentation of new business opportunities (the “Consulting Services”).

b.       Notwithstanding the foregoing or anything herein to the contrary, nothing contained in this Agreement shall prohibit Consultant from:

i.       performing consulting services for SpeedConnect LLC in connection with the sale, liquidation and wind down of its remaining assets and operations; or

ii.       taking any actions for or on behalf of SpeedConnect LLC pursuant to and in connection with that certain Management Agreement dated the date hereof between the Company and SpeedConnect LLC.

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3.       Compensation. In consideration for the Consulting Services rendered by the Consultant hereunder, the Company shall pay the Consultant compensation as follows;

a. Consulting Fee. Commencing as of the Effective Date and continuing thereafter during the term of this Agreement, the Company shall pay the Consultant a base consulting fee at the rate of Four-hundred thousand dollars ($250,000) per annum, payable Thirty-three thousand, three-hundred and thirty-three dollars ($20,833.33) per month.

b. Expenses. In the event the Consultant reasonably incurs out of pocket expenses directly related to the performance of his duties hereunder, the Company shall reimburse the Consultant for such expenses.

4.       Nonsolicitation. While engaged by the Company as a Consultant, and for a period of one (1) year thereafter, the Consultant shall not directly or indirectly:

a. Solicit, request, induce, take away, interfere with or advise or accept business from any current or prospective customers, clients or suppliers of the Company or other parties transacting business with the Company to withdraw, curtail or cancel their actual or potential business with the Company; or

b. Employ, attempt to employ or solicit for employment any employee of the Company, or induce or otherwise advise any employee to leave the employ of the Company or to engage in any of the activities prohibited by this Agreement.

5.       Noncompetition. While engaged by the Company as a Consultant and for a period of one (1) year thereafter, the Consultant shall not directly or indirectly conduct, engage in, have an interest in, or aid or assist any person or entity in conducting, engaging or having an interest in (whether as an owner, principal, lender, stockholder, partner, employer, employee, consultant, officer, director or otherwise) any business or enterprise which performs services, or develops or sells products, similar to or competitive with those provided by or on behalf of the Company, or which may be contrary to the welfare, interest or benefit of the business of the Company, anywhere within the State of Idaho, or in any market in which the Company does business.

6.       Disclosure of Information. The Consultant shall, while engaged as a consultant by the Company and three (3) years thereafter, preserve in confidence information including but not limited to confidential or proprietary information of the Company, its customer lists, prospective customers, contractual agreements, and any information whatsoever regarding the business of the Company.

7.       Company Property. It is specifically understood and agreed that all e-mail and computer passwords, all current and prospective client lists, all of the rates and property pertaining to the business of the Company or its operations and processes, is and shall remain the sole and exclusive property of the Company and that upon request of the Company while engaged as a consultant, or upon the termination of such relationship, the Consultant shall promptly surrender to the Company all such property and all copies thereof which shall be under the Consultant’s control or in the Consultant’s possession.

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The Consultant shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, business processes and suggestions or ideas relating in any way to the products or services of the Company which the Consultant may conceive, develop or acquire while engaged by the Company, together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, the Consultant shall promptly at all times prior to and following the termination of this Agreement:

a.                   Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in the Company and to enable the Company to obtain and maintain the entire right and title thereto throughout the world.

b.                  Render to the Company at its expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

8.       Remedies. In the event of a breach by the Consultant of the provisions of Paragraphs 4, 5, 6 or 7 hereof, the Consultant acknowledges that the remedy at law would be inadequate and that the Company shall be entitled to an injunction restraining the Consultant from such breach in addition to monetary damages and any other remedy provided by law.

9.       Termination. The Consultant and the Company shall have the right to terminate this Agreement for any reason whatsoever or for no reason whatsoever, upon thirty (30) days prior notice to the other.

a.       In the event, however, that the Company terminates this Agreement prior to its expiration without Cause (as hereinafter defined), or in the event that the Consultant terminates this Agreement prior to its expiration for Good Reason (as hereinafter defined), the Consultant’s base consulting fee (as provided in Paragraph 3(a) hereof) will continue to be paid to the Consultant for the remainder of the term of the Agreement.

b.       In the event of the termination of this Agreement by the Consultant without Good Reason, or in the event of the termination of this Agreement by the Company for Cause, then Consultant shall be paid the base consulting fee and expense reimbursement through the date of termination and no further amounts whatsoever shall be payable hereunder.

c.       Notwithstanding any termination of this Agreement, the parties obligations under Paragraphs 4, 5, 6, 7, 8 and 9 of this Agreement shall survive any such termination and continue in full force and effect for the periods set forth therein.

d.       For purposes hereof, the following terms shall have the following meanings:

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i.       “Cause” shall mean any one or more of the following:

A.       the conviction of or plea of guilty or nolo contendere by the Consultant to a felony, a crime, directly or indirectly, injurious to the Company, a crime involving moral turpitude or a crime providing for a term of imprisonment of one year or more (which shall not in any event include traffic offenses);

B.       the Consultant engages in any fraud, misrepresentation, theft, embezzlement or misappropriation with respect to the Company, or its properties, funds or businesses, or any other conduct injurious to the Company;

C.      the violation by the Consultant of any covenant or agreement contained in this Agreement or any other agreement with the Company which is not cured within thirty (30) days after written notice thereof to Consultant; or

D.       the death or Mental Disability (as hereinafter defined) of the Consultant.

ii.       “Good Reason” shall mean any of the following events:

A.       the violation by the Company of any covenant or agreement contained in this Agreement or in any other agreement with the Consultant which is not cured within thirty (30) days after written notice thereof to the Company;

B.       a material change by the Company in the nature or scope of the Consultant’s responsibilities, authorities, powers, functions or duties from those normally exercised by an executive in a position of responsibility commensurate with the Consultant’s position specified in Paragraph 2 hereof; or

C.       the Company requiring the Consultant to work more than one-hundred miles (100) miles away from the Consultant’s residence and home (other than as necessitated by customary travel reasonably required to carry out the Consultant’s duties hereunder).

iii. “Mental Disability” shall mean shall occur when (1) a mental impairment which in the opinion of an independent physician appointed by the Company prevents the Consultant for a period of at least one (1) year from performing his duties hereunder; and (2) as a result of the foregoing, a legal guardian is appointed for the Consultant.

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10.       Notices. Any notice required or permitted to be provided under this Agreement shall be deemed properly furnished if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Consultant at his residence and to the Company at its offices at 501 West Broadway, Suite 800, San Diego, California 92101.

11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

12.       Assignment. This Agreement shall not be assignable by either party except by the Company to any successor in interest of the Company’s business, which assumes the obligations of the Company hereunder.

13.       Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof, supersedes any and all prior agreements and understanding regarding the subject matter hereof, and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing, consented to in writing by the Company and the Consultant.

14.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflicts of interest principles.

15.       Compliance.

a.        This Agreement is intended to comply with all applicable laws and regulations, including without limitation, Internal Revenue Code Section 409A, as the same may be amended from time to time (“Section 409A”), and shall be construed to the fullest extent possible to be so compliant. However, in the event that any term or provision of this Agreement should at any time not be in compliance with such laws and regulations, then in such event the parties hereto agree to negotiate in good faith with each other such changes hereto as may be reasonably necessary to make this Agreement compliant with such laws and regulations, without resulting in a material disadvantage to either party.

b.       The parties further agree that all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on Employee under Section 409A or any damages for failing to comply with Section 409A.

c.       A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

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d.       Any reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the calendar year following the calendar year in which you incur such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

e.       If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

16.       Headings. The headings of any of the Sections or Paragraphs hereof are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:	CONSULTANT:

TPT GLOBAL TECH, INC.

______________________________

John Ogren

By: __________________________

Name: __________________________

Its: __________________________

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EXHIBIT D

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is entered into this 29th day of March, 2018 by and between SPEEDCONNECT LLC, a Michigan limited liability company (the “Manager”), and TPT GLOBAL TECH, INC., a Florida corporation (the “Purchaser”). Manager and Purchaser may be referred to in this Agreement as a “Party”, and collectively as the “Parties”.

RECITALS:

WHEREAS, Manager was the owner of a wireless broadband services telecommunications business with operations in several states (the “Operating Systems”) utilizing 2.5 GHz spectrum licensed by the Federal Communications Commission (the “FCC”) through authorizations licensed to Manager (the “FCC Licenses”) and spectrum leased to Manager by other FCC licensees (the “Spectrum Leases”) as specified in Exhibit A (collectively, the “FCC Spectrum”);

WHEREAS, Manager, as seller, and Purchaser have entered into a certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Manager sold to Purchaser, all of the assets and businesses of Manager (the “Business”), as well as the equipment to operate the Operating Systems as noted on Exhibit B (the “Operating Equipment”) but excluding any rights to use the FCC Spectrum.

WHEREAS, Manager has entered into that Asset Purchase Agreement dated January 31, 2018 with Clearwire Spectrum Holdings III LLC ("Sprint") pursuant to which Sprint acquired the FCC Spectrum from Manager (the “Sprint Closing”);

WHEREAS, Manager negotiated with Sprint and entered into a lease, and subleases (the "New Spectrum Leases"), pursuant to which it has the right to use certain portions of the FCC Spectrum after the Sprint Closing;

WHEREAS, Manager is negotiating with Sprint to extend its leases, and subleases, for a period of time to allow a transition of Purchasers customers to its network.

WHEREAS, from the Commencement Date (as hereinafter defined) to the Termination Date (as hereinafter defined), Purchaser desires to lease back the Operating Equipment to Manager and to retain Manager to exclusively manage such Operating Equipment to service its customers and Manager desires to lease back and manage the Operating Equipment on behalf of Purchaser to continue operating the Operating Systems, subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Term. The term of this Agreement shall commence upon the date hereof (the “Commencement Date”), and shall continue until the earlier of:

a.       Termination of this Agreement by mutual written consent of the Parties;

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b.       The termination of the New Spectrum Leases; or

c.       March 31, 2020 (or such other date as may be mutually agreed upon in writing by Manager and Purchaser.

Upon such termination, the Parties shall use all commercially reasonable efforts to promptly transition the management of the Operating Equipment to Purchaser, subject to Manager’s obligations under any other agreements with Purchaser to assist in managing the Operating Systems.

2.       Leaseback of Equipment. For the Term of this Agreement, Purchaser hereby leases back all Operating Equipment sold to Purchaser under the Purchase Agreement to Manager for the sum of ten dollars ($10.00) in accordance with the terms and conditions below.

3.       Appointment of Manager. Purchaser hereby hires Manager as its full-time, exclusive manager of the Operating Equipment, and Manager accepts such appointment and agrees to manage and operate the Operating Equipment on a full-time basis upon the terms and conditions set forth in this Agreement.

4.       Duties of Manager. Manager is to operate, monitor, repair as needed, secure and confirm compliance with all FCC rules as they pertain to the use of Seller’s FCC spectrum licenses and leases, and moreover insure that the equipment is used in a proper manner as to provide radio connections to purchaser’s customers as defined below:

a.        Manager shall exclusively maintain and operate the Operating Equipment so as to provide continuous service to Purchaser’s customers. At Manager’s sole expense and discretion, Manager will install and maintain all additional equipment, including but not limited to, towers, transmission lines, antennas, microwave facilities, transmitters and related equipment that Manager deems necessary for the operation of such Operating Systems.

b.       Manager and Purchaser agree to cooperate to determine where such service can be provided and to ensure quality service is being provided to Purchaser’s customers, including the selection of tower sites. It is agreed that such service shall only be provided in areas already being serviced by the Operating Systems, unless Manager and Purchaser agree to expand or update such services.

c.       Manager shall promptly notify Purchaser of any outages or other issues that prevent or disrupt service to Purchaser’s customers and promptly seek to remedy such interruptions to service.

d.        Manager shall hire employees and vendors to assist Manager with the Operating Systems as Manager deems appropriate in Manager’s sole discretion.

e.       Manager shall ensure that such operations fully comply with all federal, state and local laws, ordinances, rules and regulations and will promptly obtain any approvals necessary to provide service on the Operating Systems. Manager will promptly notify Purchaser of any occurrence of any contractual dispute, violation, litigation, investigation, proceeding or inquiry

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that may arise generally or between Manager and any person or entity or governmental body and which, if adversely determined, could reasonably be expected to have a materially adverse impact on the Business.

5.       Manager’s Continued Use of FCC Spectrum. Manager shall use such Operating Equipment to operate on the FCC Spectrum and will remain in de facto control of such FCC Spectrum at all times. In order to ensure compliance with the FCC rules and regulations, including the Communication Act of 1934, as amended (the “FCC Laws”), regarding such FCC Spectrum, the Parties agree to the following:

a.       Control of FCC Spectrum. Notwithstanding any other provision of this Agreement, during the Term of this Agreement, Manager will have sole control over the FCC Spectrum. This Agreement: (i) does not and will not vest in Purchaser, or constitute, create or have the effect of constituting or creating, de facto or de jure control, direct or indirect, over Manager or the FCC Spectrum, and (ii) does not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of the FCC Spectrum within the meaning of Section 310(d) of the Communications Act for spectrum leasing purposes. During the Term of this Agreement, Purchaser will not take any action inconsistent with or contrary to the Manager's de facto control of the FCC spectrum as defined by the FCC Laws nor will it hold itself out to the public as the holder of, or having any rights to or ownership in, the FCC Spectrum.

b.       FCC Compliance. Manager shall be responsible for all obligations imposed under the FCC Laws in connection with the operation of the FCC Spectrum. Manager will also retain the primary responsibility for complying with the obligations under the Spectrum Leases as lessee of such spectrum. Manager will be the sole interface with the FCC on all matters directly relating to the FCC Spectrum; provided, however, that nothing contained herein shall restrict Purchaser from interfacing with the FCC on matters relating to the FCC's approval of Purchaser as a lessee or sublessee of the FCC Spectrum. Purchaser may request to accompany Manager to any meetings with the FCC which involve or relate to the Business or the FCC Spectrum as it relates to Purchaser’s applications to utilize such spectrum.

c.       Resolution of Interference Issues. Manager will take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of the FCC Spectrum.

d.       Notification of Violation. Manager will promptly notify Purchaser in writing within two (2) business days of the occurrence of any event or the initiation of any litigation, investigation, proceeding or inquiry by the FCC or any governmental body which could reasonably be expected to have a material impact or result in a material change to the ownership or operation of the FCC Spectrum which affects the provision of services on any of the Operating Systems. In the event that the FCC or other governmental body initiates an investigation or inquiry concerning Purchaser or Manager in connection with this Agreement or any of the performances rendered hereunder, Purchaser and Manager agrees to cooperate with the FCC, or other governmental body.

e.       Access by Purchaser. Purchaser will have a right to inspect the Operating Equipment during normal business hours and to take any action it deems reasonably necessary to fulfill its rights under this Agreement.

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6.       Duties of Purchaser. During the term of this Agreement, Purchaser shall have the following authority, duties and responsibilities as they pertain to the Operating Systems:

a.       Purchaser shall manage the day-to-day operations of the Business and perform such services and duties as are reasonably necessary and proper to operate the Business, including but not limited to managing all customer service, billing, collections, technical support, invoice generation and tracking, payment collection, lock box maintenance, credit card processing, and any and all actions necessary to charge and service existing customers of Purchaser, disconnect customers of Purchaser, voluntarily and involuntarily, solicit and market new customers, and connect new customers to the Purchaser's network;

b.       Purchaser agrees to purchase any equipment necessary to maintain the Operating Equipment requested by Manager, as well as any equipment purchases that update or expand the Operating Systems requested by Purchaser.

c.       Purchaser shall be responsible for all wages, employment related withholdings and taxes, and worker’s compensation insurance for any employees or vendors used by Manager to operate the Operating Equipment, other than as provided covered by 7(b) below.

d.       Purchaser will be obligated to cooperate with and aid Manager with whatever actions Manager is required to take, if any, to make any required notifications, or to obtain the approvals or consents of any governmental body necessary for Manager to provide service on the Operating Systems;

e.       Purchaser shall be responsible for the preparation and submission of any FCC applications requested by Manager for any new spectrum to utilize the Operating Equipment.

f.       Purchaser shall not interfere with or disturb Manager’s rights under this Agreement, including, without limitation, its right to exclusively manage the Operating Equipment on behalf of Purchaser to continue the provision of services on the Operating Systems.

7.       Management Fee and Expense Account.

a.       Management Fee. Manager shall earn a management fee for its services as manager under this Agreement in the amount of fifteen thousand dollars ($15,000) per month (the “Management Fee”). The Management Fee shall be paid monthly to Manager in immediately available funds in the Deposit Account.

b.       Pass-through fees. Seller will provide a monthly accounting of all pass-through fees for reimbursement by Purchaser. These fees will include, but not be limited to FCC regulatory fees, FCC Spectrum lease fees under the New Spectrum Leases, spectrum management and legal administrative fees, maintenance agreements and technology repairs necessary to maintain transmission and Operating equipment, and other expenses as deemed necessary by Manager.

8.       Insurance. Purchaser shall procure and maintain in force at all times general liability and property casualty insurance, which insurance, where applicable, shall name Manager as an additional named insured. Purchaser shall pay such insurance premiums on a monthly basis.

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9.       Express Covenants and Agreements. Notwithstanding anything contained herein to the contrary, the Parties agree that the following provisions will apply:

a.       Manager must comply in all material respects at all times with applicable rules set forth in the FCC Laws and any other requirement of law. This Agreement may be revoked, cancelled or terminated by Purchaser if Manager fails to comply in all material respects with the applicable requirements;

b.       If one or more of the FCC Licenses or the Spectrum Leases are revoked, cancelled, terminated or otherwise ceases to be in effect, Manager has no continuing authority or right to utilize such spectrum unless otherwise authorized by the FCC; and

c.       The Agreement is not an assignment, sale or transfer of the FCC Licenses or the Spectrum Leases.

10.       Representations, Warranties and Covenants. Each of the Parties hereto represents, warrants and covenants, as applicable, to the other, with respect to facts and issues relating to it, that:

a.       It is duly organized and in good standing under the laws of the jurisdiction of its organization;

b.       It has full power and authority to carry out all of the transactions contemplated hereby;

c.       It shall comply with all applicable laws, including the FCC Laws and state, local and federal rules and regulations, governing the business, ownership, management and operations under this Agreement;

d.       All requisite resolutions and other authorizations necessary for its execution, delivery, performance and satisfaction of this Agreement have been duly adopted and complied with;

e.       This Agreement is a valid and binding agreement, enforceable against it in accordance with the terms of this Agreement; and

f.       Neither the execution nor the delivery of this Agreement nor the performance of the terms contemplated by it will conflict with, or result in any violation or default under, any term of the articles or certificate of incorporation, organizational documents, or by-laws of such Party, or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which the Party or its assets are bound.

11.       Indemnification.

a.       Manager’s Duty to Indemnify. Manager will defend, indemnify and hold Purchaser and each of its affiliates and their respective partners, members, officers, directors, shareholders, employees, agents, representatives, successors and assigns harmless from and against any and all liabilities, losses, damages, claims, demands, expenses, assessments, judgments, recoveries, deficiencies and costs, including reasonable attorney’s fees (but excluding any consequential,

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exemplary or punitive damages, other than those consequential, exemplary or punitive damages (i) arising in connection with the intentional act or omission of Manager resulting in a breach, (ii) arising in connection with the fraud of Manager, or (iii) payable to one or more third parties), to the extent resulting from, arising out of, or based upon claims by a third party directly resulting from any breach by Manager of any warranty, representation, agreement or obligation contained in this Agreement.

b.       Purchaser's Duty to Indemnify. Purchaser will defend, indemnify and hold Manager and each of its affiliates and their respective partners, members, officers, directors, shareholders, employees, agents, representatives, successors and assigns harmless from and against any and all liabilities, losses, damages, claims, demands, expenses, assessments, judgments, recoveries, deficiencies and costs, including reasonable attorney’s fees (but excluding any consequential, exemplary or punitive damages, other than those consequential, exemplary or punitive damages (i) arising in connection with the intentional act or omission of Purchaser resulting in a breach, (ii) arising in connection with the fraud of Purchaser, or (iii) payable to one or more third parties), to the extent resulting from, arising out of, or based upon claims by a third party directly resulting from any breach by Purchaser of any warranty, representation, agreement or obligation contained in this Agreement.

c.       Survival. This Section 11 will survive for Ninety (90) days following Termination Date of this Agreement.

12.       Independent Contractor. The relationship of the parties is that of an independent contractor, and Manager shall not be deemed or construed to be an employee or joint venturer of Purchaser. The parties agree to respect the independent contractor status for all purposes.

13.       Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties with regard to the management and operation of the Business by Manager during the term of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, representations, negotiations, discussions and understandings of the parties with respect to the subject matter hereof.

14.       Binding Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties and their personal representatives, successors and assigns.

15.       Governing Law. This Agreement shall be governed by the laws of the State of Michigan without regard to choice of law provisions.

16.       Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall continue in full force and effect without the provision.

17.       Reformation. If the FCC determines that this Agreement is inconsistent with the terms and conditions of the FCC Laws or if any governmental body alters the permissibility of this Agreement subsequent to the date of this Agreement under the requirements of law, then the Parties agree to use reasonable best efforts to modify this Agreement as necessary to cause this Agreement (as modified) to comply with such new requirements of law and to preserve to the extent possible the economic arrangements and management arrangement set forth in this Agreement.

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18.       Cooperation. The Parties will take such further action and execute such further assurances, documents and certificates as either Party may reasonably request to effectuate the purposes of this Agreement.

19.       Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties with such writings specifically referencing this Agreement.

20.       Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

21.       Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm, trust, entity, or corporation may in the context require.

22.       Section Headings. The section headings contained in this Agreement have been inserted only as a matter of convenience and for reference and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.

23.       Counterparts. This Agreement may be executed in any identical counterparts, and all of which shall be construed together as a single instrument. Original signatures transmitted by facsimile or email will be effective to create counterparts.

24.       Notices and Consent. All notices required or permitted by this Agreement shall be delivered pursuant to the notice provision contained in the Purchase Agreement. Any consent required hereunder shall, if requested of by the party seeking, be provided promptly by electronic mail to the party seeking such consent.

25.       Assignment. Manager acknowledges and agrees that the services and duties required of Manager hereunder are personal, as a result of which Manager shall not assign, delegate or otherwise transfer any of its rights or duties hereunder without the prior written consent of Purchaser, which shall not be unreasonably withheld. Purchaser shall not assign, delegate or otherwise transfer any of its rights or duties hereunder without the prior written consent of Manager, which shall not be unreasonably withheld.

Signatures on the Following Page

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The Parties have made and executed this Agreement as of the date set first set forth above.

MANAGER:

SPEEDCONNECT LLC

__________________________________

By:_______________________________

Its:_______________________________

PURCHASER:

TPT GLOBAL TECH, INC.

__________________________________

By:_______________________________

Its:_______________________________

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EXHIBIT A

LICENSES AND LEASES

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EXHIBIT B

OPERATING BUDGET

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EXHIBIT E-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), entered into as of the ___st day of May, 2019 (the “Effective Date”), is by and between Mary Kay Lucio (the “Employee”), an individual whose address 2855 Barnard Road, Saginaw, Michigan 48603, and TPT GLOBAL TECH, INC., a Florida corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premise and the mutual covenants set forth herein, the parties hereto agree as follows:

1.       Duties of Employee.

a.       The Company hereby agrees to employ the Employee as the Company’s Business Manager for the Term (as defined in Paragraph 2 hereof) of this Agreement, and the Employee hereby agrees to serve the Company as an employee, upon the terms and conditions set forth herein.

b.       In such capacity and subject to the chain of command established by the Chief Executive Officer and/or designated supervisor from time to time, Employee will be responsible for carrying out such duties and matters as the Company may determine from time to time are appropriately assigned the Company Business Manager, including without limitation, being directly responsible for all company billing, receivables, billing system reporting, collections, bad debt reconciliation and recovery, billing services, team recruitment and supervision, company billing policies, monitoring and enforcement, and other duties as may be assigned from time to time.

c.       During the Term of this Agreement, the Employee agrees to serve the Company on a full-time basis and shall devote her full time, attention and commercially reasonable efforts to the performance of his assigned duties with the Company. Employee’s normal working hours shall be the hours that the Company is open for business; however, Employee may be required by the nature of the Company’s business to work other or additional hours for which there will not be additional compensation. Employee’s services shall be performed generally at the Company’s headquarters (currently Frankenmuth, Michigan). The parties acknowledge, however, that the Employee’s geographic responsibility shall include all of the Company’s markets and that accordingly, the Employee may be required to travel in connection with the Employee’s performance of her duties hereunder.

d.        The Employee shall be subject to and observe all rules, policies and regulations now or hereafter established by the Company for the conduct of its business.

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e.       The Employee shall not during the Term of this Agreement be engaged in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage other than pursuits which are otherwise compatible with the interests of the Company and approved by the Company in advance of engaging in such pursuit.

2.       Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date hereof and shall continue in effect for a period of two (2) years, unless otherwise terminated earlier pursuant to Paragraph 4 hereof.

3.       Compensation. In consideration for the services rendered by the Employee hereunder, the Company shall pay the Employee compensation as follows:

a.       During the Term of this Agreement, the Company shall pay the Employee an annual minimum salary (the “Annual Salary”) at a rate equal to $125,000 payable every other week in accordance with the normal payroll practices of the Company, with annual increases of up to 5% on each anniversary date in the discretion of the Company.

b.       During the Term, the Employee shall be eligible to participate in the Company’s bonus program, which is described in Exhibit C attached hereto, subject to the terms and conditions thereof.

c.        During the Term of this Agreement, the Company shall provide the Employee with such insurance, vacation, medical, retirement and other fringe benefits as the Company may from time to time provide its full-time management Employees.

d.       The Company shall also reimburse Employee for any travel and out-of-pocket expenses incurred by Employee (at the direction of the Company) for the purpose of performing Employee’s duties hereunder or otherwise at the request of the Company. Reimbursement for all such expenses shall be made within thirty (30) days following presentation to and approval by the Company of receipts, vouchers and other evidence reasonably satisfactory in itemizing such expenses in reasonable detail in accordance with the Company’s regular practice.

4.
Termination.

a.      During the Term of this Agreement the Employee’s employment and this Agreement may be terminated by the Company with or without Cause (as hereinafter defined) immediately upon delivery of written notice of termination to the Employee; provided, however, in the event such termination is without Cause, then in such event, and subject to the Employee’s compliance with Section 5 of this Agreement, the Company shall continue to pay to the Employee, as severance pay, the Employee’s Annual Salary until that date which is two (2) years following the Effective Date of this Agreement.

b.       For purposes hereof, “Cause” shall mean a termination of the Employee’s employment as a result of any of the following events:

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i.       the Employee’s conviction of or plea of guilty or nolo contendere to a felony, a crime, directly or indirectly, injurious to the Company, a crime involving moral turpitude or a crime providing for a term of imprisonment of one year or more;

ii.     the Employee engages in any fraud, misrepresentation, theft, embezzlement or misappropriation with respect to the Company, or its properties, funds or businesses;

iii.     the Employee engages in any actions which are materially injurious to the Company or which materially and adversely affect the Company's business or relationships with its employees or customers;

iv.     the material breach by the Employee of any covenant or agreement contained in this Agreement or any other agreement with the Company which remains uncured for a period of thirty (30) days after notice of breach;

v.      the Employee’s material failure to perform his assigned duties to the reasonable satisfaction of the Company, and such failure continues for a period of thirty (30) days following written notice thereof to the Employee; or

vi.     the Employee’s death or permanent disability.

5.       Confidentiality, Non-Compete and Right to Inventions. The Employee hereby expressly agrees to all of the confidentiality, non-compete and right to inventions provisions set forth in Exhibit A attached hereto, all of which are hereby incorporated herein by reference.

6.       Notices. Any notice required or permitted to be provided under this Agreement shall be deemed properly furnished if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Employee at his residence and to the Company at its offices.

7.       Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

8.       Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs and legal representatives. This Agreement shall not be assignable by the Employee.

9.       General Terms and Conditions. The Employee hereby expressly agrees to all of the general terms and conditions set forth in Exhibit B attached hereto, all of which are hereby incorporated herein by reference.

10.       Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and the Employee’s relationship with the Company, supersedes all prior agreements and understandings, and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing, consented to in writing by the Company, and

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signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought.

11.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signature pages delivered by PDF or facsimile shall be binding to the same extent as an original.

12.       Severability. If any provision of this agreement is unenforceable or illegal, the remainder of the Agreement shall remain in full force and effect.

13.       Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:

TPT GLOBAL TECH, INC.

______________________________

Mary Kay Lucio

By: __________________________

Name: __________________________

Its: __________________________

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EXHIBIT A

Confidentiality. The Employee shall, while employed by the Company and thereafter, preserve in confidence all proprietary information heretofore or hereafter acquired by him or disclosed to him relating to customers, products, processes, machines, inventions, or improvements of the Company and its affiliates (collectively, the “Companies”) or in which the Companies are interested and all other information of any kind or nature pertaining to the business of the Companies, and the Employee will not disclose any such information to any other person without the express prior written authorization of the Companies or make use of such information for the Employee’s personal benefit or for the benefit of any person (other than the Companies) or assist others in using such information. Confidential information shall not include: a) information which the Companies permit the Consultant to disclose in the course and scope of performing his duties under the Employment Agreement; b) information which at the time of its disclosure is or which thereafter becomes part of the public domain by publication or otherwise, other than as a result of a disclosure by Employee; or c) any information which is required to be disclosed by law or any administrative or legal proceedings.

Non-Competition. The Employee hereby acknowledges and recognizes the highly competitive nature of the business of the Companies and accordingly agrees that, for the consideration stated herein, during Employee’s employment with the Company and continuing thereafter during the Limitation Period (as hereinafter defined), Employee will not directly or indirectly (except as a passive investor in less than one (1%) percent of the outstanding capital stock of a publicly traded corporation or in his capacity as an employee of the Company):

i. conduct, engage in, have an interest in (whether as an owner, principal, lender, stockholder, partner, member, employer, employee, consultant, representative, distributor, officer, director or otherwise):

a) any business or enterprise (whether or not for profit) which offers or performs services (including, without limitation, the provision of wireless internet or related services) in competition with those being offered or provided by the Companies; or

b) any business or enterprise (whether or not for profit) which develops, manufactures, offers or sells any products in competition with those developed, manufactured, offered or sold by the Companies;

--- anywhere in the States of Michigan, Iowa, Idaho, Maine, Mississippi, Montana, Nebraska, Arizona, Texas, or any other geographic area in which the Company is now or then conducting business.

ii. Solicit, divert, take away, interfere with or accept any business from any customers, suppliers, trade or patronage of the Companies, or take any actions which are materially adverse to or materially injurious to the Companies, or which materially and adversely affect the business of the Companies, or their relationships with their employees, customers or suppliers; or

iii. Attempt to employ, solicit for employment or directly employ any employee of the Companies, or induce or otherwise advise any employee to leave the employ of the Companies or to engage in any of the activities prohibited hereby.

“Limitation Period” shall mean: (A) in the case of termination by the Company without Cause, the period ending three (3) years after the Effective Date of this Agreement; (B) in all other cases, a period of one (1) year following the expiration or termination of this Agreement.

Company Right to Inventions. The Employee shall promptly disclose, grant and assign to the Companies for their sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products or services of the Companies which the Employee may conceive, develop or acquire during the term of the Employee’s employment (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, the Employee shall promptly at all times during and after the term of the Employee’s employment:

a. Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the operation of the Companies to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in the Companies and to enable the Company to obtain and maintain the entire right and title thereto throughout the world.

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b. Render to the Companies at their expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which the Companies may be involved relating to any such patents, inventions, improvements or technical information

A-2

EXHIBIT B

1.                   The Company shall have the right to deduct from and/or set off against any amounts payable to the Employee hereunder any employment or withholding taxes which the Company deems are required by law to be withheld from such amounts.

2.                   The parties hereto hereby acknowledge and agree that the restrictions contained in this Agreement are reasonable and necessary for the purpose of preserving for the Company, its business and goodwill and other proprietary rights. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement may be sought. Accordingly, to the extent any provision hereof is deemed unenforceable by limitation thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought. Furthermore, if any particular portion of this Agreement be adjudicated as invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

3.                   In the event of a breach or threatened breach by the Employee of the provisions of Exhibit A hereof, the Employee acknowledges that the remedy at law would be inadequate and that the Company shall be entitled to seek an injunction restraining him from such breach, in addition to monetary damages and any other remedy provided by law.

4.                   This Agreement shall be governed and interpreted in accordance with the laws of the State of Michigan.

5.       The parties agree that, except for claims for injunctive relief as set forth in paragraph 3 above, any and all claims, controversies or actions arising out of the terms, provisions or subject matter of this Agreement or the engagement of the Consultant shall and must be resolved exclusively by arbitration in accordance with the following provisions:

(a)        The agreement of the Parties to arbitrate covers all disputes of every kind arising out of or relating in any way to this Agreement, any related agreement or any of the transactions contemplated by this Agreement. Disputes, excluding, however, claims for injunctive relief (as set forth in paragraph 3 above), but specifically including, without limitation, actions for breach of contract with respect to this Agreement or the related agreement, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated by this Agreement, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the Parties.

(b)        The forum for the arbitration shall be Detroit, Michigan.

(c)        The governing law for the arbitration shall be the law of the State of Michigan, without reference to its conflicts of laws provisions.

(d)        There shall be a single arbitrator, who shall be selected as provided in the rules described in subsection (f).

(e)        The arbitration shall be administered by the American Arbitration Association.

B-1

(f)        The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the Parties may agree upon at the time.

(g)        The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law.

(h)        The arbitrator’s decision shall provide a reasoned basis for the resolution of each dispute and for any award.

(i)        The Parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrator. The arbitration shall make an award of reasonable attorney’s fees and other reasonable expenses of the arbitration (except as provided in the previous sentence) to the prevailing party in the arbitration.

(j)       All such arbitration claims must be filed no later than twelve (12) months after the date of the employment action that is the subject of the claim, controversy or action that is the subject of the claim.

(k)        The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in Michigan. The award rendered by arbitration shall be final, binding, and nonappealable, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

B-2

EXHIBIT C

TPT Global Tech, Inc. Managers’ Bonus Program

Program Description:

The President and CEO, at his/her sole discretion, may select exempt, salaried supervisors, to participate in the annual manager’s bonus pool. Participants must be full-time employees, in good standing with the company, and employed without restrictions at the time of bonus distributions.

The bonus pool is a budgeted reserve of cash, calculated at 30 percent (30%) of the annual base salary of the program participants, and designated to be paid during the first quarter following the close of the previous year’s December year-to-date profit and loss financial statements. The spirit and design of the program is an “All for one, one for all” management team bonus. If the Management team beats the Company’s budgeted cash flow, calculated as EBITDA, for the calendar budget year, the participants are paid in the next calendar quarter, or typically the last payroll in March. The President of the Company may decide from time to time, again at his/her sole discretion, to eliminate certain financial variables deemed to be beyond the team’s control. This can be both a bonus maker and a bonus breaker. Examples might include, but are not be limited to, acquisition expenses and windfall revenues, special accounting entries, outside legal expenses, corporate allocations, etc.

The program payments assume that the participant is employed in good standing when the bonus is paid and shall be pro-rated for partial years.

The President & CEO of the Company may not participate in the program.

Example:

1. Position, Senior Technical Manager, base pay $65,000 per year. Invited to participate in program for the 2016 calendar year. Budget Company wide cash flow, $4,500,000. Bonus potential ($65,000*.3) $19,500. Adjusted cash flow (EBITDA) at year-end, $4,200,000. No bonus paid.

2. Position, General Manager, base pay $75,000 per year. Invited to participate in program for the 2016 calendar year, however participant does not join until June of the bonus year. Budget Company wide cash flow, $4,500,000. Bonus potential ($75,000*.3) $22,500. Adjusted cash flow (EBITDA) at year-end, $5,000,000. $11,250 paid to manager in March of 2017.

Finally, any rights that Employee may have to any unpaid bonuses shall be forfeited in the event of any termination of employment (with Cause) prior to the end of the contract year upon which the bonus is paid. Notwithstanding the foregoing, Employee shall be eligible to participate in the bonus program for the last year in the contract Term of this Agreement on a prorated basis based upon the actual days worked despite the fact that the award of such potential bonus will not occur until after the expiration of the Term of this Agreement.

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EXHIBIT E-2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), entered into as of the ___ day of May, 2019 (the “Effective Date”), is by and between [RANDY] VALENTINE (the “Employee”), an individual whose address is 5946 Fulton Street, Mayville, MI 48744, and TPT GLOBAL TECH, INC., a Florida corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to employee the Employee, and the Employee desires to accept such employment, upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premise and the mutual covenants set forth herein, the parties hereto agree as follows:

1.       Duties of Employee.

a.       The Company hereby agrees to employ the Employee as the Company’s Director of Engineering for the Term (as defined in Paragraph 2 hereof) of this Agreement, and the Employee hereby agrees to serve the Company as an employee, upon the terms and conditions set forth herein.

b.       In such capacity and subject to the chain of command established by the Chief Executive Officer and/or Board of Managers from time to time, Employee will be responsible for carrying out such duties and matters as the Company may determine from time to time are appropriately assigned to the Director of Engineering, including without limitation, being directly responsible for all company Internet protocol based data transport, storage, security, distribution, and reliability for multi-state geographic area with multiple data access points, data centers, network management tools and multi-disciplined engineering team and tier 2 technical support.

c.       During the Term of this Agreement, the Employee agrees to serve the Company on a full-time basis and shall devote his full time, attention and commercially reasonable efforts to the performance of his assigned duties with the Company. Employee’s normal working hours shall be the hours that the Company is open for business; however, Employee may be required by the nature of the Company’s business to work other or additional hours for which there will not be additional compensation. Employee’s services shall be performed generally at the Company’s headquarters (currently Frankenmuth, Michigan). The parties acknowledge, however, that the Employee’s geographic responsibility shall include all of the Company’s markets and that, accordingly, the Employee will be required to travel extensively in connection with the Employee’s performance of his duties hereunder.

d.        The Employee shall be subject to and observe all rules, policies and regulations now or hereafter established by the Company for the conduct of its business.

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e.       The Employee shall not during the Term of this Agreement be engaged in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage other than pursuits which are otherwise compatible with the interests of the Company and approved by the Company in advance of engaging in such pursuit.

2.       Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date hereof and shall continue in effect for a period of two (2) years, unless otherwise terminated earlier pursuant to Paragraph 4 hereof.

3.       Compensation. In consideration for the services rendered by the Employee hereunder, the Company shall pay the Employee compensation as follows:

a.       During the Term of this Agreement, the Company shall pay the Employee an annual minimum salary (the “Annual Salary”) at a rate equal to One Hundred Ten Thousand ($125,000) Dollars, payable every other week in accordance with the normal payroll practices of the Company, with annual increases of up to 5% on each anniversary date in the discretion of the Company.

b.       During the Term, the Employee shall be eligible to participate in the Company’s bonus program, which is described in Exhibit C attached hereto, subject to the terms and conditions thereof.

c.        During the Term of this Agreement, the Company shall provide the Employee with such insurance, vacation, medical, retirement and other fringe benefits as the Company may from time to time provide its full time management Employees.

d.       The Company shall also reimburse Employee for any travel and out-of-pocket expenses incurred by Employee (at the direction of the Company) for the purpose of performing Employee’s duties hereunder or otherwise at the request of the Company. Reimbursement for all such expenses shall be made within thirty (30) days following presentation to and approval by the Company of receipts, vouchers and other evidence reasonably satisfactory in itemizing such expenses in reasonable detail in accordance with the Company’s regular practice.

4.       Termination.

a.      During the Term of this Agreement the Employee’s employment and this Agreement may be terminated by the Company with or without Cause (as hereinafter defined) immediately upon delivery of written notice of termination to the Employee; provided, however, in the event such termination is without Cause, then in such event, and subject to the Employee’s compliance with Section 5 of this Agreement, the Company shall continue to pay to the Employee, as severance pay, the Employee’s Annual Salary until that date which is three (3) years following the Effective Date of this Agreement.

b.       For purposes hereof, “Cause” shall mean a termination of the Employee’s employment as a result of any of the following events:

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i.       the Employee’s conviction of or plea of guilty or nolo contendere to a felony, a crime, directly or indirectly, injurious to the Company, a crime involving moral turpitude or a crime providing for a term of imprisonment of one year or more;

ii.      the Employee engages in any fraud, misrepresentation, theft, embezzlement or misappropriation with respect to the Company, or its properties, funds or businesses;

iii.      the Employee engages in any actions which are materially injurious to the Company or which materially and adversely affect the Company's business or relationships with its employees or customers;

iv.      the material breach by the Employee of any covenant or agreement contained in this Agreement or any other agreement with the Company which remains uncured for a period of thirty (30) days after notice of breach;

v.       the Employee’s material failure to perform his assigned duties to the reasonable satisfaction of the Company, and such failure continues for a period of thirty (30) days following written notice thereof to the Employee; or

vi.       the Employee’s death or permanent disability.

5.       Confidentiality, Non-Compete and Right to Inventions. The Employee hereby expressly agrees to all of the confidentiality, non-compete and right to inventions provisions set forth in Exhibit A attached hereto, all of which are hereby incorporated herein by reference.

6.       Notices. Any notice required or permitted to be provided under this Agreement shall be deemed properly furnished if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Employee at his residence and to the Company at its offices.

7.       Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

8.       Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs and legal representatives. This Agreement shall not be assignable by the Employee.

9.       General Terms and Conditions. The Employee hereby expressly agrees to all of the general terms and conditions set forth in Exhibit B attached hereto, all of which are hereby incorporated herein by reference.

10.       Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and the Employee’s relationship with the Company, supersedes all prior agreements and understandings, and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing, consented to in writing by the Company, and

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signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought.

11.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signature pages delivered by PDF or facsimile shall be binding to the same extent as an original.

12.       Severability. If any provision of this agreement is unenforceable or illegal, the remainder of the Agreement shall remain in full force and effect.

13.       Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	CONSULTANT:

TPT GLOBAL TECH, INC.

______________________________

Randy Valentine

By: __________________________

Name: __________________________

Its: __________________________

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EXHIBIT A

Confidentiality. The Employee shall, while employed by the Company and thereafter, preserve in confidence all proprietary information heretofore or hereafter acquired by him or disclosed to him relating to customers, products, processes, machines, inventions, or improvements of the Company and its affiliates (collectively, the “Companies”) or in which the Companies are interested and all other information of any kind or nature pertaining to the business of the Companies, and the Employee will not disclose any such information to any other person without the express prior written authorization of the Companies or make use of such information for the Employee’s personal benefit or for the benefit of any person (other than the Companies) or assist others in using such information. Confidential information shall not include: a) information which the Companies permit the Consultant to disclose in the course and scope of performing his duties under the Employment Agreement; b) information which at the time of its disclosure is or which thereafter becomes part of the public domain by publication or otherwise, other than as a result of a disclosure by Employee; or c) any information which is required to be disclosed by law or any administrative or legal proceedings.

Non-Competition. The Employee hereby acknowledges and recognizes the highly competitive nature of the business of the Companies and accordingly agrees that, for the consideration stated herein, during Employee’s employment with the Company and continuing thereafter during the Limitation Period (as hereinafter defined), Employee will not directly or indirectly (except as a passive investor in less than one (1%) percent of the outstanding capital stock of a publicly traded corporation or in his capacity as an employee of the Company):

i. conduct, engage in, have an interest in (whether as an owner, principal, lender, stockholder, partner, member, employer, employee, consultant, representative, distributor, officer, director or otherwise):

a) any business or enterprise (whether or not for profit) which offers or performs services (including, without limitation, the provision of wireless internet or related services) in competition with those being offered or provided by the Companies; or

b) any business or enterprise (whether or not for profit) which develops, manufactures, offers or sells any products in competition with those developed, manufactured, offered or sold by the Companies;

 --- anywhere in the States of Michigan, Iowa, Idaho, Maine, Mississippi, Montana, Nebraska, Arizona, Texas, or any other geographic area in which the Company is now or then conducting business.

ii. Solicit, divert, take away, interfere with or accept any business from any customers, suppliers, trade or patronage of the Companies, or take any actions which are materially adverse to or materially injurious to the Companies, or which materially and adversely affect the business of the Companies, or their relationships with their employees, customers or suppliers; or

ii. Attempt to employ, solicit for employment or directly employ any employee of the Companies, or induce or otherwise advise any employee to leave the employ of the Companies or to engage in any of the activities prohibited hereby

“Limitation Period” shall mean: (A) in the case of termination by the Company without Cause, the period ending three (3) years after the Effective Date of this Agreement; (B) in all other cases, a period of one (1) year following the expiration or termination of this Agreement.

Company Right to Inventions. The Employee shall promptly disclose, grant and assign to the Companies for their sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products or services of the Companies which the Employee may conceive, develop or acquire during the term of the Employee’s employment (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, the Employee shall promptly at all times during and after the term of the Employee’s employment:

a. Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the operation of the Companies to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in the Companies and to enable the Company to obtain and maintain the entire right and title thereto throughout the world.

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b. Render to the Companies at their expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which the Companies may be involved relating to any such patents, inventions, improvements or technical information

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EXHIBIT B

1.       The Company shall have the right to deduct from and/or set off against any amounts payable to the Employee hereunder any employment or withholding taxes which the Company deems are required by law to be withheld from such amounts.

2.       The parties hereto hereby acknowledge and agree that the restrictions contained in this Agreement are reasonable and necessary for the purpose of preserving for the Company, its business and goodwill and other proprietary rights. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement may be sought. Accordingly, to the extent any provision hereof is deemed unenforceable by limitation thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought. Furthermore, if any particular portion of this Agreement be adjudicated as invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

3.       In the event of a breach or threatened breach by the Employee of the provisions of Exhibit A hereof, the Employee acknowledges that the remedy at law would be inadequate and that the Company shall be entitled to seek an injunction restraining him from such breach, in addition to monetary damages and any other remedy provided by law.

4.       This Agreement shall be governed and interpreted in accordance with the laws of the State of Iowa.

5.       The parties agree that, except for claims for injunctive relief as set forth in paragraph 3 above, any and all claims, controversies or actions arising out of the terms, provisions or subject matter of this Agreement or the engagement of the Consultant shall and must be resolved exclusively by arbitration in accordance with the following provisions:

(a)        The agreement of the Parties to arbitrate covers all disputes of every kind arising out of or relating in any way to this Agreement, any related agreement or any of the transactions contemplated by this Agreement. Disputes, excluding, however, claims for injunctive relief (as set forth in paragraph 3 above), but specifically including, without limitation, actions for breach of contract with respect to this Agreement or the related agreement, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated by this Agreement, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the Parties.

(b)        The forum for the arbitration shall be Des moines, iowa..

(c)        The governing law for the arbitration shall be the law of the State of ILLINOIS, without reference to its conflicts of laws provisions.

(d)        There shall be a single arbitrator, who shall be selected as provided in the rules described in subsection (f).

(e)        The arbitration shall be administered by the American Arbitration Association.

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(f)        The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the Parties may agree upon at the time.

(g)        The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law.

(h)        The arbitrator’s decision shall provide a reasoned basis for the resolution of each dispute and for any award.

(i)        The Parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrator. The arbitration shall make an award of reasonable attorney’s fees and other reasonable expenses of the arbitration (except as provided in the previous sentence) to the prevailing party in the arbitration.

(j)       All such arbitration claims must be filed no later than twelve (12) months after the date of the employment action that is the subject of the claim, controversy or action that is the subject of the claim.

(k)        The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in Iowa. The award rendered by arbitration shall be final, binding, and nonappealable, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

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EXHIBIT C

TPT Global Tech, Inc. Managers’ Bonus Program

Program Description:

The President and CEO, at his/her sole discretion, may select exempt, salaried supervisors, to participate in the annual manager’s bonus pool. Participants must be full-time employees, in good standing with the company, and employed without restrictions at the time of bonus distributions.

The bonus pool is a budgeted reserve of cash, calculated at 30 percent (30%) of the annual base salary of the program participants, and designated to be paid during the first quarter following the close of the previous year’s December year-to-date profit and loss financial statements. The spirit and design of the program is an “All for one, one for all” management team bonus. If the Management team beats the Company’s budgeted cash flow, calculated as EBITDA, for the calendar budget year, the participants are paid in the next calendar quarter, or typically the last payroll in March. The President of the Company may decide from time to time, again at his/her sole discretion, to eliminate certain financial variables deemed to be beyond the team’s control. This can be both a bonus maker and a bonus breaker. Examples might include, but are not be limited to, acquisition expenses and windfall revenues, special accounting entries, outside legal expenses, corporate allocations, etc.

The program payments assume that the participant is employed in good standing when the bonus is paid and shall be pro-rated for partial years.

The President & CEO of the Company may not participate in the program.

Example:

1. Position, Senior Technical Manager, base pay $65,000 per year. Invited to participate in program for the 2016 calendar year. Budget Company wide cash flow, $4,500,000. Bonus potential ($65,000*.3) $19,500. Adjusted cash flow (EBITDA) at year-end, $4,200,000. No bonus paid.

2. Position, General Manager, base pay $75,000 per year. Invited to participate in program for the 2016 calendar year, however participant does not join until June of the bonus year. Budget Company wide cash flow, $4,500,000. Bonus potential ($75,000*.3) $22,500. Adjusted cash flow (EBITDA) at year-end, $5,000,000. $11,250 paid to manager in March of 2017.

Finally, any rights that Employee may have to any unpaid bonuses shall be forfeited in the event of any termination of employment (with Cause) prior to the end of the contract year upon which the bonus is paid. Notwithstanding the foregoing, Employee shall be eligible to participate in the bonus program for the last year in the contract Term of this Agreement on a prorated basis based upon the actual days worked despite the fact that the award of such potential bonus will not occur until after the expiration of the Term of this Agreement.

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EXHIBIT E-3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), entered into as of the ___ day of May, 2019 (the “Effective Date”), is by and between MICHAEL P. DENNY (the “Employee”), an individual whose address is 441 N. Woodburne Drive, Chandler, AZ 85224-4181 and TPT GLOBAL TECH, INC., a Florida corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to employee the Employee, and the Employee desires to accept such employment, upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premise and the mutual covenants set forth herein, the parties hereto agree as follows:

1.       Duties of Employee.

a.       The Company hereby agrees to employ the Employee as the Company’s Chief Technical Officer for the Term (as defined in Paragraph 2 hereof) of this Agreement, and the Employee hereby agrees to serve the Company as an employee, upon the terms and conditions set forth herein.

b.       In such capacity and subject to the chain of command established by the President and/or Board of Managers from time to time, Employee will be responsible for carrying out such duties and matters as the Company may determine from time to time are appropriately assigned to the Chief Technical Officer.

c.       During the Term of this Agreement, the Employee agrees to serve the Company on a full-time basis and shall devote his full time, attention and commercially reasonable efforts to the performance of his assigned duties with the Company. Employee’s normal working hours shall be the hours that the Company is open for business; however, Employee may be required by the nature of the Company’s business to work other or additional hours for which there will not be additional compensation. Employee’s services shall be performed in the Phoenix metropolitan area. The parties acknowledge, however, that the Employee’s geographic responsibility shall include all of the Company’s markets and that, accordingly, the Employee will be required to travel extensively in connection with the Employee’s performance of his duties hereunder.

d.        The Employee shall be subject to and observe all rules, policies and regulations now or hereafter established by the Company for the conduct of its business.

e.       The Employee shall not during the Term of this Agreement be engaged in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage other than pursuits which are otherwise compatible with the interests of the Company and approved by the Company in advance of engaging in such pursuit.

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2.       Term. The term of this Agreement (the “Term”) shall commence as of the Effective Date hereof and shall continue in effect for a period of two (2) years, unless otherwise terminated earlier pursuant to Paragraph 4 hereof.

3.       Compensation. In consideration for the services rendered by the Employee hereunder, the Company shall pay the Employee compensation as follows:

a.       During the Term of this Agreement, the Company shall pay the Employee an annual minimum salary (the “Annual Salary”) at a rate equal to Two Hundred Ten Thousand ($200,000) Dollars, payable every other week in accordance with the normal payroll practices of the Company, with annual increases of up to 5% on each anniversary date in the discretion of the Company.

b.       During the Term, the Employee shall be eligible to participate in the Company’s bonus program, which is described in Exhibit C attached hereto, subject to the terms and conditions thereof.

c.        During the Term of this Agreement, the Company shall provide the Employee with such insurance, vacation, medical, retirement and other fringe benefits as the Company may from time to time provide its full-time management Employees.

d.       The Company shall also reimburse Employee for any travel and out-of-pocket expenses incurred by Employee (at the direction of the Company) for the purpose of performing Employee’s duties hereunder or otherwise at the request of the Company. Reimbursement for all such expenses shall be made within thirty (30) days following presentation to and approval by the Company of receipts, vouchers and other evidence reasonably satisfactory in itemizing such expenses in reasonable detail in accordance with the Company’s regular practice.

4.       Termination.

a. During the Term of this Agreement the Employee’s employment and this Agreement may be terminated by the Company with or without Cause (as hereinafter defined) immediately upon delivery of written notice of termination to the Employee; provided, however, in the event such termination is without Cause, then in such event, and subject to the Employee’s compliance with Section 5 of this Agreement, the Company shall continue to pay to the Employee, as severance pay, the Employee’s Annual Salary until that date which is four (4) years following the Effective Date of this Agreement.

b.       For purposes hereof, “Cause” shall mean a termination of the Employee’s employment as a result of any of the following events:

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i.       the Employee’s conviction of or plea of guilty or nolo contendere to a felony, a crime, directly or indirectly, injurious to the Company, a crime involving moral turpitude or a crime providing for a term of imprisonment of one year or more;

ii.      the Employee engages in any fraud, misrepresentation, theft, embezzlement or misappropriation with respect to the Company, or its properties, funds or businesses;

iii.      the Employee engages in any actions which are materially injurious to the Company or which materially and adversely affect the Company's business or relationships with its employees or customers;

iv.      the material breach by the Employee of any covenant or agreement contained in this Agreement or any other agreement with the Company which remains uncured for a period of thirty (30) days after notice of breach;

v.       the Employee’s material failure to perform his assigned duties to the reasonable satisfaction of the Company, and such failure continues for a period of thirty (30) days following written notice thereof to the Employee; or

vi.       the Employee’s death or permanent disability.

5.       Confidentiality, Non-Compete and Right to Inventions. The Employee hereby expressly agrees to all of the confidentiality, non-compete and right to inventions provisions set forth in Exhibit A attached hereto, all of which are hereby incorporated herein by reference.

6.       Notices. Any notice required or permitted to be provided under this Agreement shall be deemed properly furnished if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the Employee at his residence and to the Company at its offices.

7.       Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

8.       Binding Effect; Benefits; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs and legal representatives. This Agreement shall not be assignable by the Employee.

9.       General Terms and Conditions. The Employee hereby expressly agrees to all of the general terms and conditions set forth in Exhibit B attached hereto, all of which are hereby incorporated herein by reference.

10.       Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and the Employee’s relationship with the Company, supersedes all prior agreements and understandings, and may not be waived, changed, modified, extended or discharged orally but only by agreement in writing, consented to in writing by the Company, and

3

signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought.

11.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signature pages delivered by PDF or facsimile shall be binding to the same extent as an original.

12.       Severability. If any provision of this agreement is unenforceable or illegal, the remainder of the Agreement shall remain in full force and effect.

13.       Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:	EMPLOYEE:

TPT GLOBAL TECH, INC.

______________________________

Mike Denny

By: __________________________

Name: __________________________

Its: __________________________

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EXHIBIT A

Confidentiality. The Employee shall, while employed by the Company and thereafter, preserve in confidence all proprietary information heretofore or hereafter acquired by him or disclosed to him relating to customers, products, processes, machines, inventions, or improvements of the Company and its affiliates (collectively, the “Companies”) or in which the Companies are interested and all other information of any kind or nature pertaining to the business of the Companies, and the Employee will not disclose any such information to any other person without the express prior written authorization of the Companies or make use of such information for the Employee’s personal benefit or for the benefit of any person (other than the Companies) or assist others in using such information. Confidential information shall not include: a) information which the Companies permit the Consultant to disclose in the course and scope of performing his duties under the Employment Agreement; b) information which at the time of its disclosure is or which thereafter becomes part of the public domain by publication or otherwise, other than as a result of a disclosure by Employee; or c) any information which is required to be disclosed by law or any administrative or legal proceedings.

Non-Competition. The Employee hereby acknowledges and recognizes the highly competitive nature of the business of the Companies and accordingly agrees that, for the consideration stated herein, during Employee’s employment with the Company and continuing thereafter during the Limitation Period (as hereinafter defined), Employee will not directly or indirectly (except as a passive investor in less than one (1%) percent of the outstanding capital stock of a publicly traded corporation or in his capacity as an employee of the Company):

i. conduct, engage in, have an interest in (whether as an owner, principal, lender, stockholder, partner, member, employer, employee, consultant, representative, distributor, officer, director or otherwise):

a. any business or enterprise (whether or not for profit) which offers or performs services (including, without limitation, the provision of wireless internet or related services) in competition with those being offered or provided by the Companies; or

b. any business or enterprise (whether or not for profit) which develops, manufactures, offers or sells any products in competition with those developed, manufactured, offered or sold by the Companies;

 --- anywhere in the States of Michigan, Iowa, Maine, Nebraska, Arizona, Texas, or any other geographic area in which the Company is now or then conducting business.

ii. Solicit, divert, take away, interfere with or accept any business from any customers, suppliers, trade or patronage of the Companies, or take any actions which are materially adverse to or materially injurious to the Companies, or which materially and adversely affect the business of the Companies, or their relationships with their employees, customers or suppliers; or

iii. Attempt to employ, solicit for employment or directly employ any employee of the Companies, or induce or otherwise advise any employee to leave the employ of the Companies or to engage in any of the activities prohibited hereby

“Limitation Period” shall mean: (A) in the case of termination by the Company without Cause, the period ending four (4) years after the Effective Date of this Agreement; (B) in all other cases, a period of one (1) year following the expiration or termination of this Agreement.

Company Right to Inventions. The Employee shall promptly disclose, grant and assign to the Companies for their sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the products or services of the Companies which the Employee may conceive, develop or acquire during the term of the Employee’s employment (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith, the Employee shall promptly at all times during and after the term of the Employee’s employment:

a. Execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the operation of the Companies to vest title to such inventions, improvements, technical information, patent applications and patents or reissues thereof in the Companies and to enable the Company to obtain and maintain the entire right and title thereto throughout the world.

A-1

b. Render to the Companies at their expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said application or patents, and in any litigation in which the Companies may be involved relating to any such patents, inventions, improvements or technical information

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EXHIBIT B

1.                   The Company shall have the right to deduct from and/or set off against any amounts payable to the Employee hereunder any employment or withholding taxes which the Company deems are required by law to be withheld from such amounts.

2.                The parties hereto hereby acknowledge and agree that the restrictions contained in this Agreement are reasonable and necessary for the purpose of preserving for the Company, its business and goodwill and other proprietary rights. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement may be sought. Accordingly, to the extent any provision hereof is deemed unenforceable by limitation thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought. Furthermore, if any particular portion of this Agreement be adjudicated as invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

3.                In the event of a breach or threatened breach by the Employee of the provisions of Exhibit A hereof, the Employee acknowledges that the remedy at law would be inadequate and that the Company shall be entitled to seek an injunction restraining him from such breach, in addition to monetary damages and any other remedy provided by law.

4.                This Agreement shall be governed and interpreted in accordance with the laws of the State of Iowa.

5.       The parties agree that, except for claims for injunctive relief as set forth in paragraph 3 above, any and all claims, controversies or actions arising out of the terms, provisions or subject matter of this Agreement or the engagement of the Consultant shall and must be resolved exclusively by arbitration in accordance with the following provisions:

(a)        The agreement of the Parties to arbitrate covers all disputes of every kind arising out of or relating in any way to this Agreement, any related agreement or any of the transactions contemplated by this Agreement. Disputes, excluding, however, claims for injunctive relief (as set forth in paragraph 3 above), but specifically including, without limitation, actions for breach of contract with respect to this Agreement or the related agreement, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated by this Agreement, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the Parties.

(b)        The forum for the arbitration shall be Des moines, iowa..

(c)        The governing law for the arbitration shall be the law of the State of ILLINOIS, without reference to its conflicts of laws provisions.

(d)        There shall be a single arbitrator, who shall be selected as provided in the rules described in subsection (f).

(e)        The arbitration shall be administered by the American Arbitration Association.

(f)        The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the Parties may agree upon at the time.

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(g)        The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law.

(h)        The arbitrator’s decision shall provide a reasoned basis for the resolution of each dispute and for any award.

(i)        The Parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrator. The arbitration shall make an award of reasonable attorney’s fees and other reasonable expenses of the arbitration (except as provided in the previous sentence) to the prevailing party in the arbitration.

(j)       All such arbitration claims must be filed no later than twelve (12) months after the date of the employment action that is the subject of the claim, controversy or action that is the subject of the claim.

(k)        The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in Iowa. The award rendered by arbitration shall be final, binding, and nonappealable, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

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EXHIBIT C

TPT Global Tech, Inc. Managers’ Bonus Program

Program Description:

The President and CEO, at his/her sole discretion, may select exempt, salaried supervisors, to participate in the annual manager’s bonus pool. Participants must be full-time employees, in good standing with the company, and employed without restrictions at the time of bonus distributions.

The bonus pool is a budgeted reserve of cash, calculated at 30 percent (30%) of the annual base salary of the program participants, and designated to be paid during the first quarter following the close of the previous year’s December year-to-date profit and loss financial statements. The spirit and design of the program is an “All for one, one for all” management team bonus. If the Management team beats the Company’s budgeted cash flow, calculated as EBITDA, for the calendar budget year, the participants are paid in the next calendar quarter, or typically the last payroll in March. The President of the Company may decide from time to time, again at his/her sole discretion, to eliminate certain financial variables deemed to be beyond the team’s control. This can be both a bonus maker and a bonus breaker. Examples might include, but are not be limited to, acquisition expenses and windfall revenues, special accounting entries, outside legal expenses, corporate allocations, etc.

The program payments assume that the participant is employed in good standing when the bonus is paid and shall be pro-rated for partial years.

The President & CEO of the Company may not participate in the program.

Example:

1. Position, Senior Technical Manager, base pay $65,000 per year. Invited to participate in program for the 2012 calendar year. Budget Company wide cash flow, $1,700,000. Bonus potential ($65,000*.3) $19,500. Adjusted cash flow (EBITDA) at year-end, $1,300,000. No bonus paid.

2. Position, General Manager, base pay $75,000 per year. Invited to participate in program for the 2012 calendar year, however participant does not join until June of the bonus year. Budget Company wide cash flow, $1,500,000. Bonus potential ($75,000*.3) $22,500. Adjusted cash flow (EBITDA) at year-end, $1,550,000. $11,250 paid to manager in March of 2013.

Finally, any rights that Employee may have to any unpaid bonuses shall be forfeited in the event of any termination of employment (with Cause) prior to the end of the contract year upon which the bonus is paid. Notwithstanding the foregoing, Employee shall be eligible to participate in the bonus program for the last year in the contract Term of this Agreement on a prorated basis based upon the actual days worked despite the fact that the award of such potential bonus will not occur until after the expiration of the Term of this Agreement.

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EXHIBIT F

PROMISSORY NOTE

$1,000,000.00	Dated: May __, 2019

FOR VALUE RECEIVED, TPT GLOBAL TECH, INC. (the “Maker”), a Florida corporation, hereby promises to pay to the order of SPEEDCONNECT LLC (the "Holder"), a Michigan limited liability company whose address is 455 North Main Street, Frankenmuth, Michigan 48734, the principal sum of One Million Dollars ($1,000,000.00), together with interest thereon from and after the date hereof at the rate of Ten (10.0%) percent per annum (but not in excess of the maximum rate permitted by applicable law), payable as follows:

1.       Two (2) equal consecutive installments of principal in the amount of Five Hundred Thousand Dollars ($500,00.00) each, plus an amount equal to all accrued and unpaid interest on the outstanding principal balance, with the first such installment due and payable on [June __, 2019] and the second such installment due and payable on [July __, 2019]; and

2.       Notwithstanding the foregoing or anything contained herein to the contrary, the entire principal balance outstanding and all accrued interest thereon shall be payable in full on [July __, 2019].

The Maker shall have the option to prepay the entire amount of this obligation at any time without penalty. All payments shall be first applied against any unpaid interest which shall then be due and owing and the balance shall be applied against principal.

The Maker hereby waives presentment, demand, protest and notice of dishonor and agrees that no obligation hereunder shall be discharged by any extension, indulgence or release given to the Maker or any other person. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right preclude any further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless in a writing signed by the Holder and then only to the extent set forth therein.

In the event Maker shall fail to pay any amount when due hereunder, then, in addition to any other remedy herein, at law or in equity, the entire principal balance hereunder, together with all accrued and unpaid interest thereon, plus any other amounts due hereunder, shall, in addition to any other remedy, at the option of the Holder, without notice, become immediately due and payable and the interest rate payable on the indebtedness outstanding under this Note shall be increased to fifteen (15%) percent per annum (provided, however, such default rate shall not exceed the maximum rate permitted by law).

In the event the Holder shall incur any attorneys' fees, court costs or other costs or expenses enforcing the obligations of the Maker under this Promissory Note, the Maker shall pay all such reasonable fees, costs and expenses so incurred upon demand by Holder.

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This Promissory Note is secured by that certain Security Agreement by and between Maker and Holder and that certain Guaranty by Stephen J. Thomas, III in favor of Holder, each dated as of even date herewith.

IN WITNESS WHEREOF, the Maker has executed this Promissory Note as of the day and year first above written.

TPT GLOBAL TECH, INC.,

a Florida corporation

By:       ____________________________

Name:  Stephen J. Thomas, III

Its:       CEO

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EXHIBIT G

Security Agreement

(All Assets)

THIS SECURITY AGREEMENT, entered into as of the ___ day of May, 2019 is by and between TPT GLOBAL TECH, INC. (the “Debtor”), a Florida corporation with offices located at 501 West Broadway, Suite 800, San Diego, California 92101, and SPEEDCONNECT LLC (the “Secured Party”), a Michigan limited liability company with offices located at 455 North Main Street, Frankenmuth, Michigan 48734.

WITNESSETH:

WHEREAS, Secured Party and Debtor entered into that certain Asset Purchase Agreement dated March __, 2019 as the same may be amended (the “Purchase Agreement”), pursuant to which (a) Debtor executed and delivered to Secured Party at the Closing (as defined in the Purchase Agreement) that certain Promissory Note dated April ___, 2019 (the “Promissory Note”) in the original principal amount of One Million Dollars ($1,000,000), and (b) Debtor agreed, among other things, to cause the shareholders of the Purchaser to contribute an additional One Million Dollars ($1,000,000) to the Purchaser to fund working capital and to ensure that the Assume Liabilities (as defined in the Purchase Agreement) will be satisfied by Purchaser when due on a timely basis pursuant to Section 7.6 of the Purchase Agreement; and

WHEREAS, the Debtor and Secured Party desire to secure the full and timely payment of all obligations of Debtor to Secured Party, including, without limitation, under the Purchase Agreement and the Promissory Note by the granting of security interest in all of the assets of the Debtor as described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and to secure the full and timely performance of Debtor’s obligations to the Secured Party, the parties hereto agree as follows:

1.	Grant of Security Interest. Debtor hereby grants to the Secured Party, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral, as defined below, and secures payment when due, whether by stated maturity, demand, acceleration or otherwise, of any and all present and future indebtedness and obligations of Debtor to the Secured Party (the “Indebtedness”), including, but not by way of limitation, the following:
(a)	The full and timely payment and performance of all obligations of Debtor pursuant to all loans and advances which the Secured Party has made, or may hereafter makes, to Debtor and all amendments, modifications, renewals and/or extensions of the same or any part thereof, including, without limitation, pursuant to the Promissory Note;
(b)	The full and timely payment and performance of all obligations of Debtor under this Agreement and the Purchase Agreement, including without limitation, the payment of the Assumed Liabilities and the obligations under Section 7.6 of the Purchase Agreement;
(c)	Any and all costs incurred by the Secured Party in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between the Secured Party and Debtor or in connection with any proceeding involving the Secured Party as a result of any financial accommodation to Debtor; and all other costs of collecting Indebtedness and/or repossession of the Collateral, including without limit attorney fees. Debtor agrees to pay the Secured Party all such costs incurred by the Secured Party, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether
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attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise;

(d)	The full and timely payment of all other additional indebtedness, obligations and liabilities of every kind and character of Debtor, now or hereafter existing, in favor of the Secured Party, regardless of whether such debts, obligations and liabilities be absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Debtor would otherwise be liable to the Secured Party were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above, and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by the Secured Party, be or have been payable to, or be or have been in favor of some other person or have been acquired by the Secured Party in a transaction with one other than Debtor;

---together with any and all amendments, modifications, renewals and/or extensions of such debts, obligations and liabilities or any part thereof.

2.	Definitions. “Collateral” shall mean all assets, personal property and fixture property of every kind and nature that Debtor now or later owns or has an interest in, wherever located, including, without limitation:
(a)	all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts; general intangibles; chattel paper (including without limit electronic chattel paper and tangible chattel paper); contract rights; deposit accounts; documents; instruments; rights to payment evidenced by chattel paper, documents or instruments; health care insurance receivables; commercial tort claims; letters of credit; letter of credit rights; supporting obligations; and rights to payment for money or funds advanced or sold),
(b)	all Inventory,
(c)	all Equipment and Fixtures,
(d)	all Software (for purposes of this Agreement, “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),
(e)	all goods, instruments (including, without limitation, promissory notes), documents, policies and certificates of insurance, deposits, money, securities, investment property, inventions, designs, patents, patent applications, trademarks, trade names, goodwill, copyrights, intellectual property or other property (except real property which is not a fixture) which are now or later in possession or control of the Secured Party, or as to which the Secured Party now or later controls possession by documents or otherwise, and
(f)	all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.
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In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

3.	Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:
(a)	Debtor shall furnish to the Secured Party, in form and at intervals as the Secured Party may request, any information the Secured Party may reasonably request and allow the Secured Party to examine, inspect, and copy any of Debtor’s books and records. Debtor shall, at the request of the Secured Party, mark its records and the Collateral to clearly indicate the security interest of the Secured Party under this Agreement.
(b)	At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of the Secured Party, Debtor shall be deemed to have warranted that (i) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to the Secured Party; (ii) none of the Collateral is subject to any security interest other than that in favor of the Secured Party or as otherwise approved in writing by the Secured Party; (iii) there are no financing statements on file, other than in favor of the Secured Party or otherwise approved in writing by the Secured Party; (iv) no person has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (v) Debtor acquired its rights in the Collateral in the ordinary course of its business.
(c)	Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of the Secured Party or otherwise approved in writing by the Secured Party. Debtor will not, without the prior written consent of the Secured Party, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for Inventory in the ordinary course of its business and will not return any Inventory to its supplier. The Secured Party or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.
(d)	Debtor will do all acts and will execute or cause to be executed all writings requested by the Secured Party to establish, maintain and continue a perfected security interest of the Secured Party in the Collateral. Debtor agrees that the Secured Party has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Secured Party may have a lien or security interest for payment of the Indebtedness.
(e)	Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to the Secured Party. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, the Secured Party has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by the Secured Party immediately upon demand, together with interest at the highest lawful default rate which could be charged by the Secured Party on any Indebtedness.
(f)	Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (i) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against, and (ii) public liability insurance and other insurance as may be required by law or reasonably required by the Secured Party, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to the Secured Party, containing a lender’s loss payable endorsement acceptable to the Secured Party. Debtor will deliver to the Secured Party immediately upon demand evidence satisfactory to the Secured Party that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, the Secured Party has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by the Secured
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Party immediately upon demand, together with interest at the highest lawful default rate which could be charged by the Secured Party on any Indebtedness.

(g)	On each occasion on which Debtor evidences to the Secured Party the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that except as otherwise indicated (i) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (ii) each of those account balances are in fact owing, (iii) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts Receivable, (iv) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in Bankruptcy by or against, the account debtor, and (v) as to each Account Receivable, except as may be expressly permitted by the Secured Party to the contrary in another document, the account debtor is not an affiliate of Debtor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings requested by the Secured Party to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of the Secured Party. Debtor shall, at the Secured Party’s request, arrange for verification of Accounts Receivable directly with account debtors or by other methods acceptable to the Secured Party.
(h)	Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (“Environmental Laws”).
(i)	If the Secured Party, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (i) the ultimate sale or exchange thereof; or (ii) presentation, collection, renewal, or registration of transfer thereof; or (iii) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of the Secured Party and shall not constitute a release of the Secured Party’s security interest in it or in the proceeds or products of it unless the Secured Party specifically agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to the Secured Party. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for the Secured Party and immediately delivered to the Secured Party for application on the Indebtedness. The Secured Party may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by the Secured Party shall discharge the Secured Party from all liability or responsibility for such Collateral. The Secured Party, at its option, may require delivery of any Collateral to the Secured Party at any time with such endorsements or assignments of the Collateral as the Secured Party may request.
(j)	At any time and without notice, the Secured Party may (i) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (ii) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of the Secured Party; (iii) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (iv) take such actions in its own name or in Debtor’s name as the Secured Party, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Secured Party’s security interest may be accomplished by control.
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(k)	The Secured Party may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of the Secured Party under this Agreement, and after that the Secured Party shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.
(l)	Debtor shall defend, indemnify and hold harmless the Secured Party, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.
4.	Collection of Proceeds.
(a)	Debtor agrees to collect and enforce payment of all Collateral until the Secured Party shall direct Debtor to the contrary. Immediately upon notice to Debtor by the Secured Party and at all times after that, Debtor agrees to fully and promptly cooperate and assist the Secured Party in the collection and enforcement of all Collateral and to hold in trust for the Secured Party all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (i) endorse to the Secured Party and immediately deliver to the Secured Party all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (ii) immediately deliver to the Secured Party all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. Debtor irrevocably authorizes the Secured Party or any employee or agent of the Secured Party to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. The Secured Party shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of the Secured Party. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 4(a) shall be deemed a consent by the Secured Party to any sale, lease or other disposition of any Collateral.
5.	Defaults, Enforcement and Application of Proceeds.
(a)	Upon the occurrence of any of the following events (each an “Event of Default”), Debtor shall be in default under this Agreement:
(i)	Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or
(ii)	Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, the Promissory Note, the Purchase Agreement, or any other agreement or commitment between Debtor, and/or any guarantor of any of the Indebtedness (“Guarantor”) and the Secured Party; or
(iii)	Any warranty, representation, financial statement, or other information made, given or furnished to the Secured Party by or on behalf of Debtor or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or
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(iv)	Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Debtor, any Guarantor, or any Collateral; or
(v)	Sale or other disposition by Debtor or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Debtor or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Debtor or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Debtor or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Debtor or any Guarantor; or
(vi)	The Secured Party deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or
(vii)	A default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness.
(b)	Upon the occurrence of any Event of Default, the Secured Party may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:
(i)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to the Secured Party under the provisions of the Uniform Commercial Code and other applicable law;
(ii)	Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;
(iii)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or
(iv)	Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other disposition, at places and times and on terms and conditions as the Secured Party may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of the Secured Party to sell, lease, or otherwise dispose of the Collateral or as to the application by the Secured Party of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 5(b), whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for the Secured Party or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by the Secured Party or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent

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permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of the Secured Party shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of Collateral pursuant to this Section 5(b), the Secured Party disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and the Secured Party may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

(c)	Debtor shall at the request of the Secured Party, notify the account debtors or obligors of the Secured Party’s security interest in the Collateral and direct payment of it to the Secured Party. The Secured Party may, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of the Secured Party, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as the Secured Party shall request to establish exclusive control (as defined in the Uniform Commercial Code) by the Secured Party over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.
(d)	The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by the Secured Party first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by the Secured Party; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to the Secured Party immediately upon demand. Debtor agrees that the Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If the Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), the Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, the Secured Party may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by the Secured Party.
(e)	Nothing in this Agreement is intended, nor shall it be construed, to preclude the Secured Party from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which the Secured Party may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of the Secured Party contained in any existing agreement between Debtor or any Guarantor and the Secured Party.
(f)	No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of the Secured Party. No waiver of any default or forbearance on the part of the Secured Party in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.
(g)	Debtor (A) irrevocably appoints the Secured Party (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (B) authorizes the Secured Party, in its own name, at Debtor’s expense, to do any of the following, as the Secured Party, in its sole discretion, deems appropriate:
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(i)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral (including without limit to draft against Collateral) and to endorse any item representing any payment on or proceeds of the Collateral;
(ii)	to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by the Secured Party to evidence, perfect, or continue the security interests granted in this Agreement; and
(iii)	to do and perform any act on behalf of Debtor permitted or required under this Agreement.
(h)	Upon the occurrence of an Event of Default, Debtor also agrees, upon request of the Secured Party, to assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party which is reasonably convenient to the Secured Party.
(i)	The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 440.9615(6) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (i) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than the Secured Party, a person related to the Secured Party or a secondary obligor under Section 440.9615(6).
6.	Miscellaneous.
(a)	Until the Secured Party is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 6(o) below.
(b)	Debtor will give the Secured Party not less than 90 days prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.
(c)	The Secured Party assumes no duty of performance or other responsibility under any contracts contained within the Collateral.
(d)	The Secured Party has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Secured Party may disclose all documents and information which the Secured Party now or later have relating to Debtor, the Indebtedness or this Agreement, however
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obtained. Debtor further agrees that the Secured Party may provide information relating to this Agreement or relating to Debtor to the Secured Party’s parent, affiliates, subsidiaries, and service providers.

(e)	In addition to the Secured Party’s other rights, any indebtedness owing from the Secured Party to Debtor can be set off and applied by the Secured Party on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute an acceptance of collateral in discharge of the Indebtedness.
(f)	Debtor waives any right to require the Secured Party to: (i) proceed against any person or property; (ii) give notice of the terms, time and place of any public or private sale of personal property security held from any person, or otherwise comply with the provisions of Section 440.9504 of the Uniform Commercial Code in effect prior to July 1, 2001 or its successor provisions thereafter; or (iii) pursue any other remedy in the Secured Party’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Secured Party may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.
(g)	In the event that applicable law shall obligate the Secured Party to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.
(h)	Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by the Secured Party in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, Bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Secured Party, and whether or not the Secured Party relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by the Secured Party to execute and deliver to the Secured Party those documents which the Secured Party determine are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.
(i)	This Agreement and all the rights and remedies of the Secured Party under this Agreement shall inure to the benefit of the Secured Party’s successors and assigns and to any other holder who derives from the Secured Party title to or an interest in the Indebtedness or any portion of it, and shall bind
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Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 6(i) is deemed a consent by the Secured Party to any assignment by Debtor.

(j)	If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon the Secured Party are made or given jointly and severally.
(k)	Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. “Uniform Commercial Code” means Section 440.9101, et seq., of the Michigan Code, as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.
(l)	No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and the Secured Party with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of the Secured Party. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.
(m)	To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent the Secured Party from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.
(n)	Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, and that the following information is true and accurate as of the date hereof:
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Debtor's Mailing Address: 501 West Broadway, Suite 800, San Diego, California 92101	Debtor: (Use Exact Legal Name) TPT Global Tech, Inc.
Debtor’s Telecopier No.: ________________________	Debtor’s State of Organization: Florida

Debtor’s prior names:

Cornerstone Capital, Inc.

Chatham International, Inc.

Art, Music & Entertainment, Inc.

Global Assets & Services, Inc.

Jointland Development, Inc.

Gold Royalty Corporation

Rueben Cannon Entertainment, Inc.

Ally Pharma US, Inc.

Debtor’s Tax Identification No.: 81-3903357
Debtor’s current assumed names:	Debtor’s Organization Form: corporation Debtor’s Organization Identification No.: M83184
Debtor’s registered office: 7901 4th Street, North Suite 300, St. Petersburg, FL 33702	Location of the Collateral and all records (also see below):

If Collateral is located at other than the address specified above, such Collateral is located and shall be maintained at:

__________________________________________________

STREET ADDRESS

__________________________________________________

CITY, STATE, ZIP CODE, COUNTY

Collateral shall be maintained only at the locations identified in this Section 6(o).

(p)	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by the Secured Party in any filing office.
(q)	This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 3(l) of this Agreement shall survive termination.
6.	DEBTOR AND THE SECURED PARTY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the first date written above.

SECURED PARTY:	DEBTOR:

SPEEDCONNECT LLC

By:_________________________	By:_______________________
John Ogren	Stephen J. Thomas, III
Its: CEO/President	Its: CEO

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EXHIBIT H

GUARANTY

THIS GUARANTY, entered into this ____ day of May, 2019 is by STEPHEN J. THOMAS (the “Guarantor”), an individual, in favor of SPEEDCONNECT LLC (“SpeedConnect”), a Michigan limited liability company.

WHEREAS, the Guarantor is a shareholder and the Chief Executive Officer of TPT Global Tech, Inc. (“Borrower”);

WHEREAS, concurrently herewith, in connection with that certain Asset Purchase Agreement dated the date hereof by and between Borrower and SpeedConnect (the, “Asset Purchase Agreement”), Borrower executed that certain Promissory Note in the sum of One Million Dollars ($1,000,000.00) in favor of SpeedConnect in such amount as the same may be amended from time to time (collectively, the “Promissory Note”); and

WHEREAS, Guarantor desires to guarantee the obligations of Borrower under the Promissory Note;

NOW THEREFORE, in consideration of the premises and for One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees with SpeedConnect as follows:

1.       Guarantor hereby absolutely and unconditionally guarantees to SpeedConnect the full and prompt performance when due of all obligations of Borrower under the Promissory Note of every kind, nature and description which are at any time due to SpeedConnect by Borrower, whether direct or indirect, absolute or contingent, whether now due or which may hereafter from time to time become due, and whether heretofore or hereafter created or arising (the “Obligations”). SpeedConnect may have immediate recourse against Guarantor for the performance when due of the Obligations.

2.       This is a guarantee of performance and not of collection, and Guarantor agrees that SpeedConnect shall not be obligated prior to seeking recourse against or receiving performance from Guarantor, to do any of the following (although SpeedConnect may do so, in whole or in part, at its sole option), the performance of which are hereby unconditionally waived by Guarantor:

a. Take any steps against Borrower or to file any claim of any kind against Borrower; or

b. In any other respect take any actions or exercise any diligence whatever in attempting to obtain performance of the Obligations from Borrower by any means.

3.       Guarantor's liability for performance of the Obligations shall be absolute and unconditional, and nothing except full and prompt performance of all of the Obligations shall operate to discharge Guarantor's liability under this Guaranty. Accordingly, Guarantor unconditionally and irrevocably waives each and every defense which under principles of guaranty or suretyship law

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would otherwise operate to impair or diminish the liability of Guarantor for the Obligations (other than performance in full, as described in the immediately preceding sentence), including, without limitation, presentment, demand, protest, notice of protest, notice of default and diligence in collection any Obligations. Without limiting the generality of the foregoing waiver, Guarantor agrees that none of the following acts, omissions, or occurrences shall diminish or impair the liability of Guarantor in any respect (all of which acts, omissions or occurrences may be done without notice to Guarantor):

a. Any extension, modification, indulgence, compromise, settlement, or variation of any of the terms of the Obligations;

b. The discharge or release of any obligations of the Borrower or of any other person now or hereafter liable on the Obligations by reason of bankruptcy or insolvency laws or otherwise;

c. The acceptance or release by SpeedConnect of any settlement, compromise or extension;

d. The creation of any new obligations by Borrower;

e. The making of demand, or absence of demand, for performance of the Obligations, or giving, or failing to give, any notice of dishonor or protest, or any other notice.

4.       Guarantor further unconditionally and irrevocably waives:

a. All rights Guarantor may have, at law or in equity, to seek or claim subrogation, contribution, indemnification, or any other form of reimbursement from the Borrower by virtue of any payment(s) made to SpeedConnect under this Guaranty or otherwise until the Obligations shall have been fully and finally performed;

b. Any acceptance of this Guaranty;

c. Any set-offs or counterclaims against SpeedConnect which would impair or affect SpeedConnect's rights against Guarantor;

d. Any defenses related to the validity or enforceability of any documentation executed by Borrower or by Guarantor in connection with the Obligations.

5. Guarantor represents and warrants that Guarantor’s financial statements attached as Schedule 5.8 of the Disclosure Schedules of the Asset Purchase Agreement are true and correct, and Guarantor shall promptly furnish updated financial statements to SpeedConnect upon SpeedConnect’s request.

6.       Guarantor acknowledges and agrees with SpeedConnect that if SpeedConnect shall at any time be required to return or restore to Borrower or to any trustee in bankruptcy, any

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payment(s) made upon the Obligations, this guaranty shall continue in full force and effect or shall be fully reinstated as the case may be, and Guarantor's obligation to SpeedConnect under this guaranty shall be increased by the amount of any such payment(s) upon the Obligations as SpeedConnect shall be obliged to return or restore, plus interest thereon at the prime rate from the date(s) the payment(s) upon the Obligations was originally made. Guarantor agrees to indemnify and hold SpeedConnect harmless from and against any and all costs, fees and expenses including, without limitation, reasonable attorneys' fees and allocated costs of in-house counsel, in connection with SpeedConnect's defending any preference or fraudulent conveyance claim or action brought against SpeedConnect in any bankruptcy proceeding concerning Borrower.

7.       This Guaranty shall inure to the benefit of SpeedConnect and its successors and assigns.

8.       This Guaranty shall be binding upon Guarantor and Guarantor's heirs, successors, and estate representatives.

9.       This Guaranty and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Michigan.

10.       The Guarantor delivers this Guaranty based solely on the Guarantor's independent investigation of the financial condition of the Borrower and is not relying on any information furnished by SpeedConnect. The Guarantor assumes full responsibility for obtaining any further information concerning the Guarantor's financial condition, the status of the Obligations or any other matter which the Guarantor may deem necessary or appropriate from time to time. The Guarantor waives any duty on the part of SpeedConnect, and agrees that it is not relying upon nor expecting SpeedConnect to disclose to the Guarantor any fact now or later known by SpeedConnect, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Obligations, the occurrence of any default with respect to the Obligations, or otherwise, notwithstanding any effect these facts may have upon the undersigned's risk under this Guaranty or the Guarantor's rights against the Borrower. The Guarantor knowingly accepts the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that the Borrower may incur Obligations to SpeedConnect after the financial condition of the Borrower, or its ability to pay its debts as they mature, has deteriorated. The Guarantor represents and warrants that: (a) SpeedConnect has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower's financial condition. The Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

11.       This Guaranty agreement constitute Guarantor's entire agreement with SpeedConnect, and there are no other agreements, either written or oral, which modify or supplement Guarantor's said agreements with SpeedConnect. Guarantor acknowledges and agrees with SpeedConnect that this Guaranty cannot be modified or amended in any respect except by a writing signed by both Guarantor and SpeedConnect.

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12.       THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE OWNER BY GUARANTOR, WITHOUT DURESS OR COERCION, AND AFTER GUARANTOR HAS EITHER CONSULTED WITH COMPETENT LEGAL COUNSEL OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND GUARANTOR HAS FULLY AND CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.

13.       ANY JUDICIAL PROCEEDING AGAINST GUARANTOR BROUGHT BY OWNER WITH RESPECT TO ANY TERM OR CONDITION OF THIS GUARANTY OR THE PLEDGE AGREEMENT MAY BE BROUGHT BY OWNER IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF MICHIGAN AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GUARANTOR IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY, THE PLEDGE AGREEMENT OR ANY OTHER FUTURE AGREEMENT BETWEEN GUARANTOR AND OWNER. GUARANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO GUARANTOR AT GUARANTOR'S ADDRESS SET FORTH IN THIS GUARANTY. GUARANTOR FURTHER WAIVES THE REQUIREMENT OF ANY BOND OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE HEREAFTER REQUIRED OF OWNER IN CONNECTION WITH ANY SUCH PROCEEDING. NOTHING CONTAINED IN THIS SECTION AFFECTS OWNER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS OWNER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

14.       GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS GUARANTY OR ANY OTHER AGREEMENT HEREAFTER EXECUTED BY AND BETWEEN GUARANTOR AND OWNER. GUARANTOR AGREES THAT OWNER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF GUARANTOR'S CONSENT TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

___________________________________

Stephen J. Thomas

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